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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                            ------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 8, 2000

                            ------------------------

                              CRITICAL PATH, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

          CALIFORNIA                       000-25331                      91-1788300
 (STATE OR OTHER JURISDICTION          (COMMISSION FILE                (I.R.S. EMPLOYER
       OF INCORPORATION)                    NUMBER)                   IDENTIFICATION NO.)
           320 1ST STREET, SAN FRANCISCO, CALIFORNIA                         94105
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

                            ------------------------

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (415) 808-8800

                            ------------------------

                                  INAPPLICABLE
          (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

                       Exhibit Index located on page 60.

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

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On March 8, 2000, Critical Path, Inc. ("Registrant" or "Critical Path") completed its acquisition of The docSpace Company, following a vote by the shareholders of each company to approve the merger.

     Pursuant to an Agreement and Plan of Reorganization dated November 3, 1999, by and among Registrant, Compass Holding Corp., a Delaware corporation and wholly-owned subsidiary of Registrant ("Registrant Sub"), Compass Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Registrant Sub ("Holding"), 3034996 Nova Scotia Company, a Nova Scotia unlimited liability company and a wholly-owned subsidiary of Holding ("Holding ULC") and 3034997 Nova Scotia Company, a Nova Scotia unlimited liability company and a wholly-owned subsidiary of Holding ULC ("Amalgamation Sub"), merged with and into The docSpace Company with The docSpace Company surviving as a wholly-owned subsidiary of Registrant.

     3,512,571 issued and outstanding Common Shares of The docSpace Company owned by shareholders who are resident in the United States and shareholders who are United States persons ("U.S. Shareholders of The docSpace Company") have been converted into the right to receive $20,550,682 and 1,181,346 shares of Common Stock of the Registrant. The docSpace Company shareholders who are not United States residents or persons ("Canadian Shareholders of The docSpace Company") elected to contribute all of their Common Shares of The docSpace Company to a holding company. The docSpace Company formed a wholly-owned Nova Scotia unlimited liability company and amalgamated with that company to form an unlimited liability company ("East ULC"). East ULC amalgamated with Amalgamation Sub to form Exchangeco and all of the issued and outstanding Common Shares of The docSpace Company were converted into Class B non-voting preference shares ("Class B Shares") of Exchangeco. 6,487,424 outstanding Common Shares of The docSpace Company owned by Canadian Shareholders of The docSpace Company have been converted into the right to receive $9,449,318 and 2,910,934 shares of Exchangeable Shares of Exchangeco, which are exchangeable into Common Stock of the Registrant subject to certain terms and conditions.

     The information that is set forth in the Registrant's Press Releases dated March 9, 2000 is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
        Overview
        Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1999 Pro Forma Condensed Consolidated Statements of Operations for the Year Ended
          December 31, 1999
        Notes to Pro Forma Condensed Consolidated Financial Information

(b)FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED
     ISOCOR Consolidated Financial Statements
        Report of Independent Accountants
        Consolidated Balance Sheets as of December 31, 1998 and December 31,
        1999
        Consolidated Statements of Operations for the Years Ended December 31, 1997, December 31,
          1998 and December 31, 1999
        Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 1997,
          December 31, 1998 and December 31, 1999
        Consolidated Statements of Cash Flows for the Years Ended December 31, 1997, December 31,
          1998 and December 31, 1999
        Consolidated Statements of Comprehensive Loss for the Years Ended December 31, 1997,
          December 31, 1998 and December 31, 1999
        Notes to Consolidated Financial Statements

     The docSpace Company Inc. Financial Statements
        Auditors' Report
        Balance Sheets as of July 31, 1998, July 31, 1999 and January 31, 2000 Statements of Operations for the Period from November 10, 1997 (Inception) to July 31, 1998,
          Year Ended July 31, 1999 and the Six Months Ended January 31, 1999 and January 31, 2000
        Statements of Shareholders' Deficit
        Statements of Cash Flows for the Period from November 10, 1997 (Inception) to July 31, 1998,
          Year Ended July 31, 1999 and the Six Months Ended January 31, 1999 and January 31, 2000
        Notes to Financial Statements

     RemarQ Communities Inc. Financial Statements
        Report of Independent Accountants
        Consolidated Balance Sheet as of December 31, 1998 and December 31, 1999 Consolidated Statement of Operations for the Years Ended December 31, 1997, December 31, 1998
          and December 31, 1999
        Consolidated Statement of Partners' and Stockholders' Equity for the Years Ended December 31,
          1997, December 31, 1998 and December 31, 1999
        Consolidated Statement of Cash Flows for the Years Ended December 31, 1997, December 31, 1998
          and December 31, 1999
        Notes to Consolidated Financial Statements

(c)EXHIBITS
   The following exhibits are filed herewith:

23.1  Consent of PricewaterhouseCoopers LLP, Independent
      Accountants.
23.2  Consent of Arthur Andersen LLP, Independent Accountants.
      (Incorporated by reference to Exhibit 23.2 to the Registrant's Current Report on Form 8-K (File No.
      000-25331))
99.1 Text of Press release dated March 9, 2000, regarding the completion of the acquisition of The docSpace Company.
      (Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K (File No.
      000-25331))

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CRITICAL PATH, INC.

                                          By:      /s/ MARK J. RUBASH
                                            ------------------------------------
                                                       Mark J. Rubash
                                                Executive Vice President and
                                                  Chief Financial Officer

Dated: March 27, 2000

                              CRITICAL PATH, INC.
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                    OVERVIEW

     Effective May 26, 1999, Critical Path, Inc., ("the Company") acquired substantially all of the operating assets of the Connect Service business of Fabrik Communications, Inc., ("Fabrik") which provides users of local area network e-mail systems a universal bridge to e-mail users outside their network, including those on the Internet and all other wide area network e-mail services. The acquisition has been accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the tangible and intangible assets acquired on the basis of their respective fair values on the acquisition date. The fair value of intangible assets was determined based upon a valuation using a combination of methods, including an income approach for the acquired customer list and a replacement cost approach for the value of the assembled workforce.

     The total purchase price of approximately $20.1 million consisted of $12.0 million cash and $8.0 million of the Company's Common Stock (109,091 shares) and other acquisition related expenses of approximately $100,000, consisting primarily of payments for legal and other professional fees. Of the total purchase price, approximately $500,000 was allocated to property and equipment, and the remainder was allocated to intangible assets, including customer base ($2.1 million), assembled workforce ($400,000) and goodwill ($17.1 million). The acquired intangible assets, excluding goodwill, are amortized over their estimated useful lives of two to three years. Goodwill is being amortized over its estimated useful life of three years.

     On July 21, 1999, the Company acquired dotOne Corporation, ("dotOne") a leading corporate email messaging service provider. The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the tangible and intangible net assets acquired on the basis of their respective fair values on the acquisition date. The fair value of intangible assets was determined based upon a valuation using a combination of methods, including a cost approach for the acquired existing technology, an income approach for the customer base and a replacement cost approach for the value of the assembled workforce.

     The total purchase price of approximately $57.0 million consisted of $17.5 million of cash, $35.0 million of the Company's Common Stock (706,486 shares), assumed stock options with a fair value of $3.2 million, and other estimated acquisition related expenses of approximately $1.3 million, consisting primarily of payments for finders fees, legal and other professional fees. Of the total estimated purchase price, approximately $1.7 million was allocated to net tangible liabilities, and the remainder was allocated to intangible assets, including assembled workforce ($1.5 million), customer base ($4.6 million), existing technology ($600,000), and goodwill ($52.0 million). The acquired intangible assets, excluding goodwill, are being amortized over their estimated useful lives of three to five years. Goodwill is being amortized over its estimated useful life of three years.

     On August 31, 1999, the Company acquired Amplitude Software Corporation, ("Amplitude") a leading provider of business-to-business Internet calendaring and resource scheduling solutions. The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the tangible and intangible net assets acquired on the basis of their respective fair values on the acquisition date. The fair value of intangible assets was determined based upon a valuation using a combination of methods, including a cost approach for the acquired existing technology, an income approach for the customer base and a replacement cost approach for the assembled workforce.

     The total purchase price of approximately $214.4 million consisted of $45.0 million of cash, $141.3 million of the Company's Common Stock (4,107,250 shares), assumed stock options with a fair value of $22.0 million, and other acquisition related expenses of $6.1 million, consisting primarily of payments for finders fees, legal and other professional fees. Of the total purchase price, $4.4 million was allocated to net tangible assets, and the remainder was allocated to intangible assets, including existing technology ($4.1 million), customer base ($600,000), assembled workforce ($3.8 million) and goodwill ($201.5 million). The acquired intangible assets, excluding goodwill, are amortized over their estimated useful lives of two to four years. Goodwill is being amortized over its estimated useful life of four years.

     On December 6, 1999, the Company acquired FaxNet Corporation, ("FaxNet"), a leading outsource supplier of carrier-class enhanced fax and integrated messaging solutions. The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the tangible and intangible net assets acquired on the basis of their respective fair values on the acquisition date. The fair value of intangible assets was determined based upon a valuation using a combination of methods, including an income approach for the acquired existing technology, an income approach for the customer base and replacement cost approach for the value of the assembled workforce.

     The total purchase price of approximately $199.3 million consisted of $20.0 million of cash, $152.4 million of the Company's Common Stock (2,845,282 shares), assumed unvested stock options with a fair value of $7.3 million, assumed subordinated notes of $4.2 million and other liabilities of $7.5 million and other acquisition related expenses of approximately $7.9 million consisting of financial advisor and other professional fees. Of the total purchase price, approximately $1.6 million was allocated to net tangible assets, and the remainder was allocated to intangible assets, including existing technology ($6.1 million), customer base ($5.5 million), assembled workforce ($900,000) and goodwill ($185.2 million). The acquired intangible assets, excluding goodwill, are amortized over their estimated useful lives of three to eight years. Goodwill is amortized over its estimated useful life of eight years.

     On January 19, 2000, the Company acquired ISOCOR Corporation, ("ISOCOR"), a leading supplier of Internet messaging, directory and directory software solutions. The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the tangible and intangible net assets acquired on the basis of their respective fair values on the acquisition date. The fair value of intangible assets was determined based upon a valuation using a combination of methods, including an income approach for the acquired existing and in-process technologies, an income approach for the customer base and replacement cost approach for the value of the assembled workforce.

     The total purchase price of approximately $274.0 million consisted of $225.7 million of the Company's Common Stock (5,029,964 shares), assumed stock options with a fair value of $37.2 million, and other acquisition related expenses of approximately $11.1 million, consisting primarily of payments for financial advisor and other professional fees. Of the total purchase price, $19.2 million was allocated to net tangible assets, and the remainder was allocated to intangible assets, including in-process technology ($200,000), existing technology ($18.3 million), customer base ($9.8 million), assembled workforce ($3.4 million) and goodwill ($223.1 million). The acquired in-process technology was expensed in the period the transaction was consummated. The other acquired intangible assets, excluding goodwill, are amortized over their estimated useful lives of three years. Goodwill is amortized over its estimated useful life of three years.

     On January 28, 2000, the Company signed a definitive agreement to acquire RemarQ Communities Inc., ("RemarQ"), a provider of Internet collaboration services for corporations, Web portals and Internet service providers. The acquisition, which is subject to the approval of RemarQ's stockholders, will be accounted for using the purchase method of accounting and accordingly, the purchase price will be allocated to the tangible and intangible net assets acquired on the basis of their respective fair values on the acquisition date.

     The total estimated purchase price of approximately $267.5 million will consist of approximately $267.0 million of the Company's Common Stock including assumed stock options based upon the number of shares to be determined at closing (estimated to be 3,982,930 shares including assumed stock options based upon the terms of the merger agreement and assuming no dissenting shares), and an average of the closing market price of the Company's Common Stock over a period of two days prior and two days after the proposed transaction was announced ($67.0375), and other estimated acquisition related expenses of approximately $500,000, consisting primarily of payments for legal and other professional fees. Of the total estimated purchase price, approximately $8.7 million will be allocated to net tangible assets, and the remainder will be allocated to intangible assets, including existing technology ($4.3 million), assembled workforce ($3.2 million), customer base ($5.6 million), and goodwill ($245.7 million). The acquired intangible assets, excluding goodwill, will be amortized over their estimated useful life of three years. Goodwill will be amortized over its estimated useful life of three years.

     On March 9, 2000, the Company acquired The docSpace Company, ("docSpace"), a leading provider of Web-based services for secure file delivery, storage and collaboration. The acquisition is accounted for using the purchase method of accounting and accordingly, the purchase price is allocated to the tangible and intangible net assets acquired on the basis of their respective fair values on the acquisition date. The fair value of intangible assets was determined based upon a valuation using a combination of methods, including a cost approach for the acquired existing technology, and replacement cost approach for the value of the assembled workforce.

     The total purchase price of approximately $300.4 million consists of $30.0 million of cash, approximately $234.0 million of the Company's Common Stock (4,092,280 shares), assumed warrants with a fair value of $26.4 million and other acquisition related expenses of approximately $10.0 million, consisting primarily of payments for professional fees. Of the total purchase price, approximately $5.4 million is allocated to net tangible liabilities, and the remainder is allocated to intangible assets, including existing technology ($21.5 million), assembled workforce ($500,000) and goodwill ($283.8 million). The acquired intangible assets, excluding goodwill, is amortized over their estimated useful lives of three years. Goodwill is amortized over its estimated useful life of three years. Management of Critical Path believes that the pending acquisition of RemarQ is a probable acquisition.

     The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to these consummated and probable acquisitions as if they had occurred on December 31, 1999, by combining the balance sheet of ISOCOR, docSpace and RemarQ with the balance sheet of the Company at December 31, 1999. The acquisitions of Fabrik, dotOne, Amplitude, and FaxNet were consummated prior to December 31, 1999; therefore, the Critical Path historical consolidated balance sheet at December 31, 1999, includes the allocated purchase price for these acquisitions.

     The accompanying unaudited pro forma condensed consolidated statement of operations gives effect to these consummated or probable acquisitions as if they had occurred on January 1, 1999. The Company has consolidated the results of operations of docSpace for the twelve months ended January 31, 2000 with the results of operations of Company for the year ended December 31, 1999.

     The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of beginning of the periods presented and should not be construed as being representative of future operating results.

     The purchase price assumed for the RemarQ acquisition is an estimate and could change (primarily as a result of the actual amount of Critical Path Common Stock that is ultimately issued).

     The purchase price allocations for the RemarQ acquisition are based upon a preliminary valuation. This valuation could change when finalized upon closing of this transaction, based upon the facts and circumstances at that time. A change in the purchase price or the allocation of the purchase price could have a material effect on actual future results of the Company.

                              CRITICAL PATH, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                     ASSETS

                                                                      DECEMBER 31, 1999
                                      ---------------------------------------------------------------------------------
                                                        HISTORICAL                         ADJUSTMENTS
                                      ----------------------------------------------   -------------------
                                      CRITICAL PATH    ISOCOR    DOCSPACE    REMARQ      (A)        (B)      PRO FORMA
                                      -------------   --------   --------   --------   --------   --------   ----------
Cash and cash equivalents...........    $  75,932     $ 10,320   $ 1,803    $ 13,040   $     --   $(48,160)  $   52,935
Restricted cash.....................          325           --        --          --         --         --          325
Marketable Securities...............           --        9,036        --         490         --         --        9,526
Accounts receivable, net............       10,147       11,455        83         733         --         --       22,418
Other current assets................       40,800        2,903       297         556     (5,000)        --       39,556
                                        ---------     --------   --------   --------   --------   --------   ----------
    Total current assets............      127,204       33,714     2,183      14,819     (5,000)   (48,160)     124,760
Notes receivable from officers......          669           --        --          --         --         --          669
Intangibles, net....................      474,297           --        --          --         --    819,265    1,293,562
Furniture and equipment, net........       52,517        2,092       483       6,531         --         --       61,623
Investments.........................       18,426           --        --          --         --         --       18,426
Other assets........................          692        1,807       221         118         --         --        2,838
                                        ---------     --------   --------   --------   --------   --------   ----------
                                        $ 673,805     $ 37,613   $ 2,887    $ 21,468   $ (5,000)  $771,105   $1,501,878
                                        =========     ========   ========   ========   ========   ========   ==========

                                         LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Accounts payable and accrued
  liabilities.......................    $  35,621     $  1,144   $ 2,015    $  2,137   $     --   $     --   $   40,917
Accrued compensation and benefits...        7,120        6,268     4,666         972         --         --       19,026
Other accrued liabilities...........           --        2,831        --          --         --         --        2,831
Deferred revenue....................        1,603        8,122        79         957         --         --       10,761
Capital lease obligations,
  current...........................        6,585           --        --       1,694         --         --        8,279
Borrowings..........................           --           --        --         344         --         --          344
Note payable, current...............           --           --     1,560         271     (1,560)        --          271
                                        ---------     --------   --------   --------   --------   --------   ----------
    Total Current Liabilities.......       50,929       18,365     8,320       6,375     (1,560)        --       82,429
Deferred revenue....................          215           --        --          --         --         --          215
Capital lease obligations, long
  term..............................        5,669           --        --       2,175         --         --        7,844
Other long-term liabilities.........           --           79        --       4,196         --         --        4,275
                                        ---------     --------   --------   --------   --------   --------   ----------
                                           56,813       18,444     8,320      12,746     (1,560)        --       94,763
                                        ---------     --------   --------   --------   --------   --------   ----------
SHAREHOLDERS' EQUITY:
Preferred Stock.....................           --           --        --      24,113     24,113         --           --
Common stock........................           47       40,887        --           6    (40,893)        --           47
Share subscriptions.................           --           --     7,399          --     (7,399)        --           --
Additional paid-in capital..........      864,652           --     1,885       8,014     (9,899)   790,323    1,654,975
Notes receivable from
  shareholders......................       (1,154)          --        --        (575)       575         --       (1,154)
Unearned compensation...............     (124,906)          --    (1,210)     (6,000)     7,210         --      124,906
Accumulated deficit, including other
  comprehensive income..............     (121,647)     (21,718)  (13,507)    (16,836)    52,061       (200)    (121,847)
                                        ---------     --------   --------   --------   --------   --------   ----------
    Total Shareholders' Equity......      616,992       19,169    (5,433)      8,722    (22,458)   790,123    1,407,115
                                        ---------     --------   --------   --------   --------   --------   ----------
                                        $ 673,805     $ 37,613   $ 2,887    $ 21,468   $(24,018)  $790,123   $1,501,878
                                        =========     ========   ========   ========   ========   ========   ==========

    Refer also to the accompanying Notes to Pro Forma Condensed Consolidated
                             Financial Information

                              CRITICAL PATH, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      YEAR ENDED DECEMBER 31, 1999
                               --------------------------------------------------------------------------
                                                               HISTORICAL
                               --------------------------------------------------------------------------
                               CRITICAL
                                 PATH      FABRIK    DOTONE    AMPLITUDE    FAXNET     ISOCOR    DOCSPACE
                               ---------   -------   -------   ---------   --------   --------   --------
Net revenues.................  $  16,157   $ 4,506   $ 1,978    $ 5,109    $ 13,557   $ 35,521   $    119
Cost of net revenues.........    (21,557)   (1,627)   (1,288)    (2,063)    (10,674)   (12,347)        --
                               ---------   -------   -------    -------    --------   --------   --------
                                  (5,400)    2,879       690      3,046       2,883     23,174        119
                               ---------   -------   -------    -------    --------   --------   --------
Operating Expenses:
  Research and development...      7,682       527       154      1,615       2,579      5,461        893
  Sales and marketing........     13,811     1,625       374      4,752       8,234     14,908      2,423
  General and
    administrative...........     14,051     1,500       800      2,596       3,421      4,533      9,040
  Acquisition bonus(c).......      3,587        --        --         --          --        594         --
  Amortization of intangible
    assets(d)................     32,259        --        --         --          --         --         --
  Stock-based expenses.......     46,460        --        21         --          --         --        322
                               ---------   -------   -------    -------    --------   --------   --------
        Total Operating
          Expenses...........    117,850     3,652     1,349      8,963      14,234     25,496     12,678
                               ---------   -------   -------    -------    --------   --------   --------
Loss from operations.........   (123,250)     (773)     (659)    (5,917)    (11,351)    (2,322)   (12,559)
Interest and other income,
  net........................      7,061      (109)     (238)        50        (581)       470       (114)
Interest Expense.............       (752)       --        --         --          --         --         --
Foreign exchange loss........         --        --        --         --          --         --        (50)
                               ---------   -------   -------    -------    --------   --------   --------
Net loss.....................  $(116,941)  $  (882)  $  (897)   $(5,867)   $(11,932)  $ (1,852)  $(12,723)
                               =========   =======   =======    =======    ========   ========   ========
Pro forma net loss per
  share(e)
  Net loss per share -- basic
    and diluted..............  $   (3.93)
                               =========
  Weighted average shares --
    basic and diluted........     29,770       109       600      3,697       2,579      5,030      3,606
                               =========

                                  YEAR ENDED DECEMBER 31, 1999
                               ----------------------------------
                                           HISTORICAL
                               ----------------------------------

                                REMARQ    ADJUSTMENTS   PRO FORMA
                               --------   -----------   ---------
Net revenues.................  $  6,597    $      --    $  83,544
Cost of net revenues.........    (3,810)          --      (53,366)
                               --------    ---------    ---------
                                  2,787           --       30,178
                               --------    ---------    ---------
Operating Expenses:
  Research and development...     3,909           --       22,820
  Sales and marketing........     5,996           --       52,123
  General and
    administrative...........     4,403           --       40,344
  Acquisition bonus(c).......        --       18,241       22,422
  Amortization of intangible
    assets(d)................        --      351,732      383,991
  Stock-based expenses.......       719           --       47,522
                               --------    ---------    ---------
        Total Operating
          Expenses...........    15,027      369,973      569,222
                               --------    ---------    ---------
Loss from operations.........   (12,240)    (369,973)    (539,044)
Interest and other income,
  net........................       635           --        7,174
Interest Expense.............      (809)          --       (1,561)
Foreign exchange loss........        --           --          (50)
                               --------    ---------    ---------
Net loss.....................  $(12,414)   $(369,973)   $(533,481)
                               ========    =========    =========
Pro forma net loss per
  share(e)
  Net loss per share -- basic
    and diluted..............                           $  (10.98)
                                                        =========
  Weighted average shares --
    basic and diluted........     3,186                    48,577
                                                        =========

    Refer also to the accompanying Notes to Pro Forma Condensed Consolidated
                             Financial Information.

                              CRITICAL PATH, INC.

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

     The following adjustments were applied to the Company's historical financial statements and those of Fabrik, dotOne, Amplitude, FaxNet, ISOCOR, docSpace and RemarQ to arrive at the pro forma condensed consolidated financial information. The pro forma adjustments are preliminary and based upon management's estimates and valuations of the intangible assets acquired.

     (a) To eliminate intercompany balances in consolidation and certain intangible assets that were not acquired by the Company.

     (b) To allocate the purchase price, assuming the acquisitions occurred on December 31, 1999.

                                         FABRIK    DOTONE    AMPLITUDE    FAXNET     ISOCOR    DOCSPACE    REMARQ      TOTAL
                                         -------   -------   ---------   --------   --------   --------   --------   ----------
                                                                         (AMOUNTS IN THOUSANDS)
           Cash paid...................  $12,000   $17,500   $ 45,000    $ 20,000         --   $ 30,000   $     --   $  124,500
           Value of stock issued****...    8,000    35,000    141,300     152,400    225,700    234,000    267,000    1,063,400
           Value of options assumed....       --     3,200     22,000       7,300     37,200         --         --       69,700
           Value of warrants assumed...       --        --         --          --         --     26,422         --       26,422
           Assumption of subordinated
             notes***..................       --        --         --       4,200         --         --         --        4,200
           Estimated acquisition
             costs.....................      100     1,300      6,100      15,400     11,100     10,000        500       44,500
                                         -------   -------   --------    --------   --------   --------   --------   ----------
                   Total purchase
                     price*............  $20,100   $57,000   $214,400    $199,300   $274,000   $300,422   $267,500   $1,332,722
                                         =======   =======   ========    ========   ========   ========   ========   ==========
           Net tangible
             assets/(liabilities)......  $   500   $(1,700)  $  4,400    $  1,600   $ 19,169   $ (5,433)  $  8,721   $   27,257
                                         -------   -------   --------    --------   --------   --------   --------   ----------
           Intangible assets:
             In-process technology**...       --        --         --          --        200         --         --          200
             Assembled workforce.......      400     1,500      3,800         900      3,400        500      3,200       13,700
             Customer base.............    2,100     4,600        600       5,500      9,800         --      5,600       28,200
             Existing technology.......       --       600      4,100       6,200     18,300     21,500      4,300       55,000
             Goodwill..................   17,100    52,000    201,500     185,100    223,131    283,855    245,679    1,208,365
                                         -------   -------   --------    --------   --------   --------   --------   ----------
             Total Intangible assets...   19,600    58,700    210,000     197,700    254,631    305,855    258,779    1,305,265
                                         -------   -------   --------    --------   --------   --------   --------   ----------
             Total purchase price
               allocation..............  $20,100   $57,000   $214,400    $199,300   $274,000   $300,422   $267,500   $1,332,722
                                         =======   =======   ========    ========   ========   ========   ========   ==========

---------------
             * The purchase price associated with the acquisitions of Fabrik,
               dotOne, Amplitude and FaxNet are included in the historical consolidated balance sheet components of Critical Path as of December 31, 1999.

            ** In-process technology in the amount of $200,000 was expensed in the period in which the acquisition was consummated. Accordingly, the in-process technology is reflected in the Pro Forma Condensed Consolidated Balance Sheet as an addition to Accumulated Deficit.

           *** The Company assumed certain liabilities, including subordinated notes issued by FaxNet in October 1999, for proceeds of $6.6 million. The notes matured upon consummation of the acquisition.

          **** RemarQ's value of stock issued of $267.0 million includes the estimated fair value of stock options assumed.

     (c) Pursuant to the purchase agreements between Critical Path, dotOne, Amplitude, FaxNet, ISOCOR, and RemarQ and docSpace, Critical Path is obligated to establish retention bonuses in the amount of $1.5 million, $10 million, $1.5 million, $741,000, $2.0 million and $5.0 million, respectively, to provide incentives for certain employees of these companies to remain employed with Critical Path for one year following the date of acquisition (at which time the bonus will be paid). The bonuses will be amortized over their respective vesting periods of one-year. The Amplitude bonus pool has been reduced to $7.5 million due to voluntary termination of certain employees included in the bonus plan.

                              CRITICAL PATH, INC.

                                  (UNAUDITED)

     (d) To record amortization of intangible assets associated with the acquisitions of Fabrik, dotOne, Amplitude, FaxNet, ISOCOR, docSpace, and RemarQ as follows: assembled workforce totaling $13.7 million over the estimated period of benefit of two to three years, acquired customer base totaling $28.2 million over the estimated period of benefit of one to eight years, existing technology totaling $55.0 million over the estimated period of benefit of one to four years, goodwill totaling $1,208.7 million over the estimated period of benefit of three to eight years.

     (e) Pro forma basic net loss per share for the year ended December 31, 1999 is computed using the weighted average number of Common Shares outstanding, including the pro forma effects of the conversion of the Company's Series A and Series B Convertible Preferred Stock into shares of the Company's Common Stock effective upon the closing of the initial public offering as if such conversion had occurred on January 1, 1999, or at the date of original issuance, if later. Pro forma diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of Common and Potential Common shares outstanding during the period if their effect is dilutive. Potential Common Shares comprise restricted Common Stock and incremental Common and Preferred Shares issuable upon the exercise of the stock options and warrants and upon conversion of Series A and B Convertible Preferred Stock. The adjustment to historical weighted average shares outstanding result from inclusion of actual shares issued or estimated shares to be issued in conjunction with the consummated or pending acquisitions, respectively, as if such shares were outstanding from January 1, 1999. In accordance with the definitive purchase agreements, 15% of the stock consideration to dotOne (approximately 105,973 shares), 10% of the stock consideration to Amplitude (approximately 410,725 shares), 9.3% of the stock consideration to FaxNet (approximately 266,099 shares), 11.86% of stock consideration to docSpace (approximately 485,958 shares) and 20% of stock consideration to RemarQ (approximately 796,586 shares) will be held in a time-lapsing escrow account and have been excluded from the pro forma basic and diluted net loss per share for the year ended December 31, 1999.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To The Board of Directors and Stockholders of ISOCOR

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' equity, of cash flows and of comprehensive loss present fairly, in all material respects, the financial position of ISOCOR (the "Company") at December 31, 1999 and 1998, and the results of their operations and their cash flows for the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 9, 2000

                                     ISOCOR

                          CONSOLIDATED BALANCE SHEETS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                     ASSETS

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
Current assets:
  Cash and cash equivalents.................................  $  9,656   $ 10,320
  Marketable securities.....................................     9,456      9,036
  Trade accounts receivable, net............................     8,900     11,455
  Other current assets......................................     1,805      2,903
                                                              --------   --------
          Total current assets..............................    29,817     33,714
Property and equipment, net.................................     2,380      2,092
Other assets................................................       928      1,807
                                                              --------   --------
          Total assets......................................  $ 33,125   $ 37,613
                                                              ========   ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  1,009   $  1,144
  Accrued expenses..........................................     4,634      6,268
  Deferred revenues.........................................     5,708      8,122
  Other current liabilities.................................     1,863      2,831
                                                              --------   --------
          Total current liabilities.........................    13,214     18,365
Other long-term liabilities.................................       146         79
                                                              --------   --------
          Total liabilities.................................    13,360     18,444
                                                              --------   --------
Commitments and contingencies (Notes 6 and 7)
Shareholders' equity:
  Preferred stock, undesignated, authorized 2,000,000
     shares, none issued or outstanding
  Common stock, authorized 50,000,000 shares, issued and
     outstanding 9,888,038 and 10,608,336 shares in 1998 and
     1999, respectively.....................................    39,773     40,887
  Notes receivable from shareholders........................       (15)        --
  Accumulated deficit.......................................   (19,749)   (21,862)
  Deferred compensation.....................................       (56)        --
  Accumulated comprehensive income (loss)...................      (188)       144
                                                              --------   --------
          Total shareholders' equity........................    19,765     19,169
                                                              --------   --------
          Total liabilities and shareholders' equity........  $ 33,125   $ 37,613
                                                              ========   ========

  The accompanying notes are an integral part of these consolidated financial statements

                                     ISOCOR

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                YEARS ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1997       1998       1999
                                                              -------    -------    -------
Revenues:
  Products..................................................  $15,620    $13,959    $21,848
  Services..................................................    6,398      9,320     13,673
                                                              -------    -------    -------
          Total revenues....................................   22,018     23,279     35,521
                                                              -------    -------    -------
Cost of revenues:
  Products..................................................    2,863      2,787      3,492
  Services..................................................    2,804      5,071      8,855
                                                              -------    -------    -------
          Total cost of revenues............................    5,667      7,858     12,347
                                                              -------    -------    -------
Gross profit................................................   16,351     15,421     23,174
                                                              -------    -------    -------
Operating expenses:
  Engineering...............................................    7,867      5,885      5,461
  Sales and marketing.......................................   13,973     13,138     14,908
  Administration............................................    2,967      3,556      4,533
  Agency grants.............................................      (69)        --         --
  Severance costs...........................................      681         --         --
  Acquisition costs.........................................       --         --        594
                                                              -------    -------    -------
          Total operating expenses..........................   25,419     22,579     25,496
                                                              -------    -------    -------
Loss from operations........................................   (9,068)    (7,158)    (2,322)
  Income (loss) from currency fluctuations..................       39        241       (390)
  Interest income...........................................    1,170      1,008        860
                                                              -------    -------    -------
     Loss before income taxes and minority interest.........   (7,859)    (5,909)    (1,852)
Provision for income taxes..................................       45        237        280
                                                              -------    -------    -------
     Loss before minority interest..........................   (7,904)    (6,146)    (2,132)
Minority interest...........................................       --         19        (19)
                                                              -------    -------    -------
Net loss....................................................  $(7,904)   $(6,165)   $(2,113)
                                                              =======    =======    =======
Net loss per share, basic and diluted.......................  $ (0.83)   $ (0.63)   $ (0.21)
                                                              =======    =======    =======
Weighted average shares outstanding, basic and diluted......    9,485      9,737     10,299
                                                              =======    =======    =======

  The accompanying notes are an integral part of these consolidated financial statements

                                     ISOCOR

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                    (IN THOUSANDS, EXCEPT NUMBER OF SHARES)

                                 COMMON STOCK                                                       ACCUMULATED
                             ---------------------                                                 COMPREHENSIVE
                             NUMBER OF                  NOTES         DEFERRED      ACCUMULATED       INCOME
                               SHARES      AMOUNT     RECEIVABLE    COMPENSATION      DEFICIT         (LOSS)         TOTAL
                             ----------    -------    ----------    ------------    -----------    -------------    -------
Balances, December 31,
  1996.....................   9,315,241    $39,062       $(26)         $(205)        $ (5,680)         $  53        $33,204
Issuance of common stock...     236,690        312                                                                      312
Amortization of stock
  option deferred
  compensation.............                                               75                                             75
Issuance of notes
  receivable, net of
  payments received........                               (30)                                                          (30)
Net loss...................                                                            (7,904)                       (7,904)
Currency translation.......                                                                               27             27
                             ----------    -------       ----          -----         --------          -----        -------
Balances, December 31,
  1997.....................   9,551,931    $39,374       $(56)         $(130)        $(13,584)         $  80        $25,684
Issuance of common stock...     336,107        399                                                                      399
Amortization of stock
  option deferred
  compensation.............                                               74                                             74
Issuance of notes
  receivable, net of
  payments received........                                41                                                            41
Net loss...................                                                            (6,165)                       (6,165)
Currency translation.......                                                                             (268)          (268)
                             ----------    -------       ----          -----         --------          -----        -------
Balances, December 31,
  1998.....................   9,888,038    $39,773       $(15)         $ (56)        $(19,749)         $(188)       $19,765
Issuance of common stock...     720,298      1,114                                                                    1,114
Amortization of stock
  option deferred
  compensation.............                                               56                                             56
Payment on note
  receivable...............                                15                                                            15
Net loss...................                                                            (2,113)                       (2,113)
Currency translation.......                                                                              436            436
Loss from unrealized
  holdings.................                                                                             (104)          (104)
                             ----------    -------       ----          -----         --------          -----        -------
Balances, December 31,
  1999.....................  10,608,336    $40,887       $  0          $   0         $(21,862)         $ 144        $19,169
                             ==========    =======       ====          =====         ========          =====        =======

  The accompanying notes are an integral part of these consolidated financial statements

                                     ISOCOR

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                 YEARS ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1997        1998        1999
                                                             --------    --------    --------
Cash flows from operating activities:
  Net loss.................................................  $ (7,904)   $ (6,165)   $ (2,113)
  Adjustments to reconcile net loss to net cash provided
     (used) by operating activities:
     Provision for doubtful accounts, returns and price
       protection..........................................     2,916       2,012        (254)
     Depreciation and amortization.........................     1,373       1,419         874
     Amortization of deferred compensation.................        75          74          56
     Deferred rent.........................................       (26)         --          --
     (Increase)/decrease in:
       Trade accounts receivable...........................    (1,735)       (598)     (3,364)
       Other current assets................................      (538)        624      (1,469)
       Other assets........................................        (5)         51         165
     Increase/(decrease) in:
       Accounts payable....................................       105        (139)        251
       Accrued expenses....................................       467       1,222       1,922
       Deferred revenues...................................     1,176       1,908       3,156
       Other current liabilities...........................      (224)        (46)      1,048
       Product development obligation......................      (380)         --          --
       Other long term-liabilities.........................       (18)        (96)        (67)
                                                             --------    --------    --------
       Net cash (used) provided by operating activities....    (4,718)        266         205
                                                             --------    --------    --------
Cash flows from investing activities:
  Cash paid for acquisition, net of cash acquired..........        --        (675)         --
  Purchase of property and equipment.......................      (952)     (1,051)       (797)
  Purchase of marketable securities........................   (13,669)    (32,231)    (15,704)
  Sale of marketable securities............................     1,000      28,453      15,124
  Marketable securities at maturity........................    14,731       3,999       1,000
                                                             --------    --------    --------
       Net cash (used) provided by investing activities....     1,110      (1,505)       (377)
                                                             --------    --------    --------
Cash flows from financing activities:
  Proceeds from the sale of stock, net.....................       285         438       1,129
                                                             --------    --------    --------
       Net cash provided by financing activities...........       285         438       1,129
                                                             --------    --------    --------
Effect of exchange rate changes on cash....................       733        (327)       (293)
                                                             --------    --------    --------
       Net increase (decrease) in cash.....................    (2,590)     (1,128)        664
Cash and cash equivalents, beginning of year...............    13,374      10,784       9,656
                                                             --------    --------    --------
Cash and cash equivalents, end of year.....................  $ 10,784    $  9,656    $ 10,320
                                                             ========    ========    ========

  The accompanying notes are an integral part of these consolidated financial statements

                                     ISOCOR

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                                 (IN THOUSANDS)

                                                                YEARS ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1997       1998       1999
                                                              -------    -------    -------
Net loss....................................................  $(7,904)   $(6,165)   $(2,113)
Loss from unrealized holdings...............................       --         --       (104)
Income/(loss) from foreign currency translation.............       27       (268)       436
                                                              -------    -------    -------
Comprehensive loss..........................................  $(7,877)   $(6,433)   $(1,781)
                                                              =======    =======    =======

  The accompanying notes are an integral part of these consolidated financial statements

                                     ISOCOR

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     ISOCOR (the "Company") develops, markets and supports electronic messaging and directory infrastructure software products and services that enable businesses to engage in electronic communications over corporate networks and the Internet.

  Principles of consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. Intercompany accounts and transactions are eliminated in consolidation.

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Cash and cash equivalents

     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying value of these instruments approximate market value because of their short maturity.

  Marketable securities

     The Company invests excess cash in a diversified portfolio consisting of a variety of securities including corporate notes and U.S. Government obligations all with maturities of one year or less. All of the Company's marketable securities have been classified as "available-for-sale" securities and are reported at fair value based on quoted market prices as required by Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities."

  Concentration of credit risk

     Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash, cash equivalents, marketable securities and accounts receivable. The Company's accounts receivable are derived from sales directly to customers and indirectly through resellers, systems integrators and OEMs. The Company performs ongoing credit evaluations of its customers before granting uncollateralized credit and to date has not experienced any unusual credit related losses. At December 31, 1998 and 1999, United States, Ireland and rest of Europe represented 25%, 34% and 41% and 27%, 31% and 42%, respectively of the Company's net accounts receivable. At December 31, 1998 and 1999, the Company had balances held in U.S. banks of approximately $1,805,000 and $1,131,000 respectively, which exceeded federally insured limits. Cash equivalents and marketable securities are managed by major investment firms in accordance with the Company's investment policy.

  Property and equipment

     Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over estimated useful lives of three to five years. Maintenance and repairs are expensed as incurred, while renewals and betterments are capitalized. Upon the sale or retirement of property

                                     ISOCOR
and equipment, the accounts are relieved of the cost and the related accumulated depreciation, and any resulting gain or loss is included in operations.

  Foreign currency translation

     Results of operations for foreign entities are translated using the average exchange rates during the period. Foreign entities' assets and liabilities are translated to U.S. dollars using the exchange rates in effect at the balance sheet date, and resulting translation adjustments are recorded in a separate component of shareholders' equity. Actual gains or losses incurred on currency transactions in other than the entities' functional currencies are included in operations in the current period.

  Revenue recognition

     In January 1998, the Company adopted the AICPA Accounting Standards Executive Committee Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-9. SOP 97-2, as amended, supercedes the previous software revenue recognition standard, SOP 91-1. For software contracts not requiring software modification, the Company generally recognizes product revenue when all the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the vendor's fee is fixed or determinable, and (4) collectibility is probable. In addition, for contracts with multiple obligations (e.g., deliverable and undeliverable products, services and maintenance), revenue must be allocated to each component of the contract based on evidence of fair value which is specific to the Company, or for products not being sold separately, the price established by management. When the Company enters into a license agreement with a customer requiring significant customization of the software products, the Company recognizes revenue related to the license using contract accounting. Deferred revenues represent the difference between amounts invoiced and amounts recognized as revenues under software development and maintenance agreements. The Company recognizes service revenues from customer support and maintenance fees ratably over the term of the service period, which is typically 12 months. Payments for maintenance fees are generally made in advance. The Company recognizes service revenues from training activities as the services are provided.

  Segment reporting

     The Company operates in a single reportable segment; the development, marketing and support of electronic messaging and directory infrastructure software. The Company's operations consist of engineering, sales and marketing, administration and support in both the United States and Europe.

  Agency grants

     Agency grants are recognized as reductions in operating expenses as earned under the respective terms of the agreements.

  Software development costs

     Costs related to the conceptual formulation and design of software products are expensed as engineering expense. Based on the Company's development process, technological feasibility is established upon completion of a working model. To date, costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been immaterial.

  Excess of cost over net assets acquired

     The excess of cost over net assets acquired is amortized over the estimated useful life of one to five years using the straight line method. The Company periodically reviews and evaluates whether there has been a

                                     ISOCOR
permanent impairment in the value of intangibles. Factors considered in the evaluation include current operating results, trends and anticipated undiscounted cash flows.

  Income taxes

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

     Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the tax payable in connection with the current period operations plus or minus the change during the period in deferred tax assets and liabilities. (See Note 10).

  Computation of net income (loss) per common share

     Basic net income (loss) per common share is computed by dividing net income
(loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued. Potential common shares related to stock options and preferred stock are excluded from the computation when their effect is antidilutive.

     Securities that could potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been antidilutive were 2,050,265, 2,339,291 and 1,908,441 shares in 1997, 1998 and
1999, respectively.

 2. MARKETABLE SECURITIES

     The Company held the following positions as of December 31 (dollars in thousands):

                                                      1998      1999      MATURITIES
                                                     ------    ------    -------------
Corporate notes....................................  $9,456    $5,043    1 - 10 months
U.S. Government obligations........................       0     3,993    1 - 6 months
                                                     ------    ------
                                                     $9,456    $9,036
                                                     ======    ======

     Realized gains and losses are based on the book value of the specific securities sold and were immaterial during the years ended December 31, 1997, 1998 and 1999.

 4. ACCOUNTS RECEIVABLE

     Trade accounts receivable, net of allowances as of December 31 were (dollars in thousands):

                                                               1998       1999
                                                              -------    -------
Accounts receivable.........................................  $11,035    $13,158
Less: Allowance for doubtful accounts, returns and price
  protection................................................   (2,135)    (1,703)
                                                              -------    -------
                                                              $ 8,900    $11,455
                                                              =======    =======

     As of December 31, 1998 and 1999, approximately 75% and 73%, respectively, of the Company's trade accounts receivable were from customers located in Europe.

                                     ISOCOR

 5. PROPERTY AND EQUIPMENT

     Property and equipment as of December 31 consisted of the following (dollars in thousands).

                                                               1998       1999
                                                              -------    -------
Computer equipment..........................................  $ 6,575    $ 6,909
Office equipment and furniture..............................    2,187      1,819
                                                              -------    -------
                                                                8,762      8,728
Less accumulated depreciation...............................   (6,382)    (6,636)
                                                              -------    -------
                                                              $ 2,380    $ 2,092
                                                              =======    =======

     For the years ended December 31, 1997, 1998 and 1999, depreciation expense was $1,362,000, $1,107,000 and $1,080,000, respectively.

 6. ACQUISITIONS

     On July 15, 1998, the Company acquired a 60 percent interest in System Wizards S.p.A., which is primarily a services company and also distributes the Company's products in Italy, for $933,000 of which $720,000 was paid in cash at closing and $213,000 will be paid in installments through July 2000. $165,000 and $48,000 are included in other current liabilities in the accompanying consolidated balance sheets as of December 31, 1998 and 1999, respectively, for the remaining installments. The Company accounted for this transaction as a purchase and accordingly, the purchase price was allocated to assets acquired and liabilities assumed based upon their fair value. The $843,000 paid in excess of the net assets acquired has been allocated to goodwill, which is being amortized using the straight line method over an estimated life of five years and is included in other assets in the accompanying consolidated balance sheets as of December 31, 1998 and 1999, net of accumulated amortization of $79,000 and $247,000, respectively. The Company is committed to purchase the remaining 40% of System Wizards within the period of January 1, 2000 to December 31, 2001 for a contingent amount based on revenues and net profits of System Wizards for the four quarters preceding exercise of the Company's option to purchase the remaining 40%, subject to various adjustments and maximums. The results of operations for this investment have been included in the consolidated statements of operations for the period subsequent to the acquisition and were insignificant prior to the acquisition.

     In October 1995, the Company acquired a 60 percent interest in a sales and distribution company located in Switzerland for 29,658 shares of Preferred Series B stock and $279,000 in cash. The transaction was recorded as a purchase and, accordingly, the purchase price was allocated to assets acquired and liabilities assumed based upon their fair values. The $355,000 paid in excess of the net assets acquired is being amortized using the straight line method over an estimated useful life of five years and is included in other assets in the accompanying consolidated balance sheets as of December 31, 1998 and 1999, net of accumulated amortization of $188,000 and $213,000, respectively. The Company is committed to purchase the remaining 40 percent of this sales and distribution company prior to January 8, 2000, at a price approximating net revenues for the four quarters preceding the Company's exercise of its option to purchase the remaining 40%, subject to various adjustments and maximums. The Company has estimated the cost to acquire the remaining 40% to be $1,000,000. This estimate is included in other assets and accrued expenses in the accompanying consolidated balance sheet as of December 31, 1999. A final purchase price allocation to the net assets acquired will be made in the first quarter of 2000. The pro forma effect of acquiring the remaining minority interest to the results of operations is immaterial. (See Note 15 -- Subsequent Events)

 7. COMMITMENTS AND CONTINGENCIES

     The Company leases its offices and operating facilities under various operating leases which expire at various dates through 2015. Certain leases contain free rent periods and renewal options and provisions to

                                     ISOCOR
increase monthly rentals at specified intervals. The consolidated statements of operations reflect rent expense on a straight-line basis over the term of the respective leases.

     Total rental expense for the years ended December 31, 1997, 1998 and 1999 was $1,418,000, $1,593,000 and $1,858,000, respectively.

     Future minimum rental commitments under operating leases are as follows (dollars in thousands):

             FOR THE YEARS ENDING DECEMBER 31,
             ---------------------------------
2000........................................................  $ 1,734
2001........................................................    1,273
2002........................................................      993
2003 and beyond.............................................    7,231
                                                              -------
                                                              $11,231
                                                              =======

     As more fully described in Note 6, the Company is committed to purchase the remaining 40 percent interest not already owned by the Company of a sales and distribution company located in Switzerland and a services company located in Italy.

     From time to time, the Company is involved in various legal proceedings in the normal course of business. The Company is not currently involved in any litigation which, in management's opinion, would have a material adverse effect on its business, operating results, financial condition or cash flows.

 8. ACCRUED EXPENSES

     Accrued expenses at December 31 were (dollars in thousands):

                                                               1998      1999
                                                              ------    ------
Salaries and related expenses...............................  $1,262    $1,960
Commissions.................................................     461       900
Royalties...................................................     401       511
Corporate and sales taxes...................................     351       298
Other.......................................................   2,159     2,599
                                                              ------    ------
                                                              $4,634    $6,268
                                                              ======    ======

 9. SEVERANCE COSTS

     In June and October 1997, the Company approved and completed a restructuring of its United States and European operations pursuant to which certain employees were terminated. A total of $681,000 in severance costs were charged to operating expenses in 1997, of which $364,000 relates to engineering, $190,000 to sales and marketing, and $127,000 to administration. The total number of employees terminated was 35 within the following categories: 22 in engineering, 12 in sales and marketing, and one in administration. Approximately, $671,000 and $10,000 were paid in 1997 and 1998, respectively. No amounts remain in the consolidated balance sheet as of December 31, 1999.

                                     ISOCOR

10. INCOME TAXES

     The sources of income (loss) before income taxes for years ended December 31 are as follows (dollars in thousands):

                                                         1997       1998       1999
                                                        -------    -------    -------
United States.........................................  $(1,881)   $(4,516)   $(3,544)
Foreign...............................................   (5,978)    (1,393)     1,692
                                                        -------    -------    -------
Loss before income taxes..............................  $(7,859)   $(5,909)   $(1,852)
                                                        =======    =======    =======

     The components of the provision for income taxes for the years ended December 31 are as follows (dollars in thousands):

                                                              1997    1998    1999
                                                              ----    ----    ----
Current:
  U.S. Federal..............................................  $--     $ --    $ --
  State.....................................................    1        1       1
  Foreign...................................................   52      249     288
                                                               53      250     289
Deferred-foreign............................................   (8)     (13)     (9)
                                                              ---     ----    ----
          Total.............................................  $45     $237    $280
                                                              ===     ====    ====

     The Company's provision for income taxes is primarily attributable to taxable income in foreign jurisdictions, as the Company did not generate taxable income in the United States in 1997, 1998 or 1999.

     The components of the Company's net deferred taxes as of December 31 are as follows (dollars in thousands):

                                                               1998       1999
                                                              -------    -------
Deferred tax assets:
  Allowance for inventory, sales returns and doubtful
     accounts...............................................  $   384    $   214
  Accrued vacation..........................................       56        125
  Deferred revenues.........................................    1,584      1,001
  Property and equipment....................................      141        100
  Net operating loss carryforward...........................    2,861      6,103
  Other.....................................................       54          1
                                                              -------    -------
          Total deferred tax assets.........................    5,080      7,544
Valuation allowance.........................................   (5,080)    (7,544)
                                                              -------    -------
          Net deferred tax assets...........................  $    --    $    --
                                                              =======    =======

     The valuation allowance on deferred tax assets increased by $341,000, $2,255,000 and $2,464,000 in 1997, 1998 and 1999, respectively. SFAS No. 109,
"Accounting for Income Taxes," requires that management evaluate a variety of factors in reaching a conclusion regarding whether a valuation allowance against deferred tax assets is required. The Company has considered a number of factors which impact the likelihood that the deferred tax assets will be recovered, including the Company's history of operating losses for federal and state tax reporting purposes and the likelihood that U.S. operations will generate taxable income during the carryforward period for unused net operating loss carryforwards. Management is unable to project significant taxable income from U.S. operations during the next two years and beyond and has therefore concluded, based upon a weighting of all available evidence, that it is more likely than not that deferred tax assets will not be realized. Accordingly, the Company has established a full valuation allowance against its U.S. federal deferred

                                     ISOCOR
tax assets. Management evaluates on a quarterly basis the recoverability of the deferred tax assets and the level of valuation allowance. At such time as it is determined more likely than not that deferred tax assets are realizable, the valuation allowance would be appropriately reduced.

     As of December 31, 1999, the Company had net operating loss carryforwards for federal and state income tax reporting purposes of approximately $16 million and $7.4 million, respectively. These carryforwards, if unused, expire in various periods from 2000 to 2010.

     The overall effective tax rate differs from the statutory tax rate for the years ended December 31 as follows:

                                                                % OF PRETAX INCOME
                                                              -----------------------
                                                              1997     1998     1999
                                                              -----    -----    -----
Tax provision based on the federal statutory rate...........   34.0%    34.0%    34.0%
U.S. loss not providing current tax benefit.................  (34.0)   (34.0)   (34.0)
Foreign taxes, net..........................................     .6      4.0     15.2
                                                              -----    -----    -----
Effective tax rate..........................................     .6%     4.0%    15.2%
                                                              =====    =====    =====

     The Company has significant operations and generates a substantial portion of its taxable income in Ireland. Under a tax holiday due to terminate in 2010, the Company is taxed in Ireland on its "manufacturing income" at a 10% rate. To qualify for this 10% tax rate, the Company must carry out "software development services" or "technical or consultancy services" (as defined in the Irish Finance Act 1980) in Ireland and qualify for an employment grant from the IDA. If the Company ceases to comply with these qualifications, all or a part of its taxable profits may be subject to a 32% tax rate on its post disqualification date taxable profits. Should this occur, or should Irish tax laws be rescinded or changed, the Company's results of operations could be materially adversely affected.

11. STOCK OPTION AND EMPLOYEE BENEFIT PLANS

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost other than that required to be recognized by APB 25 for the difference between the fair value of the Company's common stock at the grant date and the exercise price of the options has been recognized. Had compensation cost for the Company's two stock option plans been determined based on the fair value at the grant date for awards in 1997, 1998, and 1999 consistent with the fair value provisions of SFAS No. 123, the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below (amounts in thousands except per share amounts):

                                                         1997       1998       1999
                                                       --------    -------    -------
Net loss as reported.................................  $ (7,904)   $(6,165)   $(2,113)
Net loss, pro forma..................................  $(11,068)   $(8,883)   $(2,941)
Net loss per share, basic and diluted, as reported...  $  (0.83)   $ (0.63)   $ (0.21)
Net loss per share, basic and diluted, pro forma.....  $  (1.17)   $ (0.91)   $ (0.29)

     The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1997, 1998 and 1999.

                                                              1997    1998    1999
                                                              ----    ----    ----
Risk free interest rate.....................................  6.13%   5.10%   5.59%
Expected lives (years)......................................     4       4       4
Expected volatility.........................................   100%    100%    100%
Expected dividends..........................................     0       0       0

                                     ISOCOR

  1992 Stock Option Plan

     The Company's 1992 Stock Option Plan (the "1992 Option Plan") permits the grant of both incentive stock options designed to qualify under IRC Section 422 and non-qualified stock options. A total of 2,950,000 shares of Common Stock has been reserved for issuance under the 1992 Option Plan. Incentive stock options may only be granted to employees of the Company whereas non-qualified stock options may be granted to employees and consultants. Each option, once vested, allows the optionee the right to purchase one share of the Company's Common Stock. The Board of Directors determines the exercise price of the options based on the fair market value of such shares on the date of grant; options granted to date generally vest ratably over four years and expire ten years from the date of the grant. Compensation expense equal to the difference between the assumed fair value of the Company's Common Stock at the grant date and the exercise price of the options, if any, is recognized ratably over the vesting period.

  1996 Directors' Stock Option Plan

     In 1996, the Company adopted the 1996 Directors' Stock Option Plan (the "Directors' Plan"). A total of 150,000 shares of Common Stock has been reserved for issuance under the Directors' Plan. The Directors' Plan provides for the grant of nonstatutory stock options to nonemployee directors of the Company ("outside directors"), including an option to purchase 10,000 shares of Common Stock on the date on which the optionee first becomes a nonemployee director of the Company or January 18, 1996 with respect to the Company's then current nonemployee directors ("First Option"). Each First Option granted vests in installments cumulatively as to 25% of the shares subject to the First Option on each of the first, second, third and fourth anniversaries of the date of grant of the First Option. Thereafter, each outside director will be automatically granted an option to purchase 2,500 shares of Common Stock on the first calendar day of the Company's fiscal year commencing in or after 1997 if, on such date, the optionee shall have served on the Company's Board of Directors for at least six months ("subsequent option"). The subsequent options shall vest on the fourth anniversary of the date of grant, subject to continued service as an outside director. The exercise price per share of all options granted under the Directors' Plan shall be equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option.

     The Directors' Plan was amended in 1999 to increase the number of shares subject to the First Option to 25,000 shares of Common Stock and to increase the number of shares subject to the subsequent options to 6,250 shares of Common Stock and to provide for an additional option grant of 15,000 shares for any director elected to the Company's Board of Directors during 1999, but prior to the effectiveness of the increase in the size of the First Option described above.

  1999 Stock Option Plan

     In 1999, the Company adopted the 1999 Stock Option Plan (the "1999 Option Plan") permitting the grant of both incentive stock options designed to qualify under IRC Section 423 and non-qualified stock options. A total of 3,350,000 shares of Common Stock have been reserved for issuance under the 1999 Option Plan.

                                     ISOCOR

     The following tables summarize certain information relative to the 1992 Option Plan, the Directors' Plan, and the 1999 Option Plan.

                                                                             WEIGHTED     WEIGHTED
                                                                             AVERAGE     FAIR VALUE
                                                            EXERCISE         EXERCISE     AT GRANT
                                           SHARES         PRICE RANGE         PRICE         DATE
                                          ---------    ------------------    --------    ----------
Outstanding at December 31, 1996........  2,007,588     $.3750 to $12.50      $1.96
Granted
  Option price = Grant date market
     price..............................    683,000     $2.313 to $5.50       $2.86        $2.27
  Option price G Grant date market
     price..............................    119,500          $2.625           $2.63
Exercised...............................   (143,497)    $.3750 to $2.625      $0.90
Canceled or expired.....................   (616,326)    $.3750 to $8.00       $ 575
                                          ---------
Outstanding at December 31, 1997........  2,050,265     $.3750 to $8.00       $2.23
                                          =========
Granted
  Option price = Grant date market
     price..............................    787,200     $1.625 to $3.00       $2.84        $1.97
Exercised...............................   (194,912)     $.375 to $2.75       $0.78
Canceled or expired.....................   (303,262)     $.375 to $8.00       $2.77
                                          ---------
Outstanding at December 31, 1998........  2,339,291      $.375 to $8.00       $1.71
                                          =========
Granted
  Option price = Grant date market
     price..............................    415,980    $4.563 to $31.6875     $9.56        $9.10
  Option price G Grant date market
     price..............................     50,000         $5.3438           $5.35
Exercised...............................   (655,063)    $0.375 to $3.25       $1.34
Canceled or expired.....................   (241,767)    $.0625 to $8.00       $3.43
                                          ---------
Outstanding at December 31, 1999........  1,908,441    $0.375 to $31.6875     $3.41
                                          =========

     The following table summarizes information about the stock options at December 31:

                                                             1997      1998      1999
                                                            -------   -------   -------
Options exercisable.......................................  817,517   978,853   865,212
Options available for future grant........................  384,154   250,216   376,003

     The following tables summarize information about the stock options outstanding and exercisable at December 31, 1999:

            OPTIONS OUTSTANDING                      NUMBER          WEIGHTED AVERAGE       WEIGHTED
                  RANGE OF                      OUTSTANDING AS OF       REMAINING           AVERAGE
              EXERCISE PRICES                   DECEMBER 31, 1999    CONTRACTUAL LIFE    EXERCISE PRICE
            -------------------                 -----------------    ----------------    --------------
$ 0.00 to $ 7.99............................        1,766,941              7.7               $ 2.51
$ 8.00 to $15.99............................           76,500              8.9               $ 9.52
$16.00 to $23.99............................           64,000              9.8               $20.44
$24.00 to $32.00............................            1,000              9.9               $31.69
                                                    ---------
                                                    1,908,441              7.8               $ 3.41
                                                    =========

                         OPTIONS                                  NUMBER
                       EXERCISABLE                              EXERCISABLE              WEIGHTED
                        RANGE OF                                   AS OF                 AVERAGE
                     EXERCISE PRICES                         DECEMBER 31, 1999        EXERCISE PRICE
                     ---------------                         -----------------        --------------
$ 0.00 to $ 7.99.........................................         857,712                 $1.69
$ 8.00 to $15.99.........................................           7,500                 $8.00
                                                                  -------
                                                                  865,212                 $1.74
                                                                  =======

                                     ISOCOR

     Effective April 1, 1997, (the "1997 Grant Date") all optionees under the 1992 Option Plan holding stock options with exercise prices in excess of the fair market value of the Company's Common Stock received one-for-one repricing of their then-existing unexercised stock options with a new exercise price set at $2.625 per share, the closing sales price and fair market value of the Company's Common Stock on the 1997 Grant Date. The number of stock options affected was 1,235,065. Other than the change in the exercise price, the affected options remained the same.

     Effective December 11, 1998, (the "1998 Grant Date") all then-current employees and consultants holding options under the 1992 Option Plan with exercise prices in excess of the fair market value of the Company's Common Stock received one-for-one repricing of their then-existing unexercised stock options with a new exercise price set at $1.8125 per share, the closing sales price and fair market value of the Company's Common Stock on the 1998 Grant Date. The number of stock options effected was 1,857,900. Other than the change in the exercise price, the affected options remained the same.

  1996 Employee Stock Purchase Plan

     In 1996, the Company adopted the 1996 Employee Stock Purchase Plan (the "Purchase Plan"). A total of 250,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. The Purchase Plan enables eligible employees to purchase Common Stock at 85% of the lower of the fair market value of the Company's Common Stock on the first day or the last day of each six-month purchase period. For the years ended December 31, 1997, 1998 and 1999, there were 96,901, 144,946 and 65,235 shares, respectively, issued under the Purchase Plan.

       401(k) Salary Reduction Plan and Trust

     In 1992, the Company adopted the ISOCOR 401(k) Salary Reduction Plan and Trust (the "Plan") for all qualified employees electing participation in the Plan. Employees can contribute 2% - 15% of eligible earnings to the Plan subject to Internal Revenue Service limitations. No Company contributions were made to the Plan for the years ended December 31, 1997, 1998 or 1999.

12. GEOGRAPHICAL AREA INFORMATION

     The Company operates in a single reportable segment; the development, marketing and support electronic messaging and directory infrastructure software. The Company's operations consist of engineering, sales and marketing, administration and support in both the United States and Europe.

     Revenues for the years ended December 31 and identifiable assets as of December 31, classified by the major geographical areas in which the Company operates, are as follows (dollars in thousands):

                                                       1997        1998        1999
                                                     --------    --------    --------
REVENUES:
United States....................................    $ 11,077    $  7,917    $ 14,840
Ireland..........................................      13,382      13,751      17,587
Other Europe.....................................       8,245      12,773      15,542
Intercompany elimination.........................     (10,686)    (11,162)    (12,448)
                                                     --------    --------    --------
                                                     $ 22,018    $ 23,279    $ 35,521
                                                     ========    ========    ========
IDENTIFIABLE ASSETS:
United States....................................    $ 26,123    $ 21,207    $ 19,810
Ireland..........................................       5,393       5,650       8,182
Other Europe.....................................       2,707       6,268       9,621
                                                     --------    --------    --------
          Total..................................    $ 34,223    $ 33,125    $ 37,613
                                                     ========    ========    ========

                                     ISOCOR

     The Company's intercompany eliminations represent transfers of goods and services between its subsidiaries. Export sales from the United States and Ireland for the years ended December 31, 1997, 1998 and 1999 were $2,086,000, $2,485,000 and $3,472,000, respectively. The majority of these sales were made to Asia and South America.

     The Company currently relies significantly on resellers in Europe for certain elements of marketing and distribution of its software products. In the event the Company is unable to retain its resellers, there is no assurance that the Company will succeed in replacing them. Any changes in the Company's distribution channel could have a significant impact on sales and adversely affect operating results.

13. RELATED PARTY TRANSACTIONS

     Included in related party revenues for the years ended December 31, 1997, 1998 and 1999 was approximately $95,000, $45,000 and $0, respectively, relating to software license agreements with a shareholder.

     Included in revenue for the year ended December 31, 1997, 1998 and 1999 was approximately $58,000, $345,000 and $734,000 respectively relating to a software license and maintenance agreement with an affiliate of a shareholder. Included in accounts receivable as of December 31, 1998 and 1999 was $82,000 and $473,000, respectively, relating to this distributor.

     Included in other assets as of December 31, 1999 was $500,000 for a loan to Paul Gigg, Chief Executive Officer and $20,000 in accrued interest. The loan was made pursuant to his relocation to the Los Angeles area and is collateralized by real property currently owned by Mr. Gigg. (See Note 15 -- Subsequent Events)

14. AGENCY GRANTS

     During 1992, 1994 and 1996, the Industrial Development Authority (the "IDA") approved grant agreements with one of the Company's international subsidiaries for approximately $750,000, $850,000 and $793,000, respectively, over six years. The Company reflected as reduction of operating expenses $69,000, $0 and $0 relating to these grants for the years ended December 31, 1997, 1998 and 1999, respectively. These grants are based upon the Company's creation and fulfillment of new jobs in Ireland and include remedy provisions employed by the IDA to pursue partial revocation of amounts granted in the event the recipient of the grant substantially vacates its presence in Ireland during a period of five to seven years from date of grant. While the Company's level of employment within Ireland in 1997, 1998 and 1999 has declined, the Company's plans include a commitment to a significant continuing presence in Ireland. There can be no assurance that the IDA will not seek partial revocation of prior grants, that the Company will continue to qualify for this grant aid or be eligible for future grants or that the Company's results of operations will not be materially adversely affected by the loss of grant aid.

     The Economic and Technological Finance Authority -- Berlin ("Authority") makes grants to promote research and development in small and medium-sized German-owned companies located in Berlin. The grants are paid quarterly based upon actual development costs, including salaries, and depend upon the work being carried out in Berlin. The Company reflected zero reductions of operating relating to these grants for the years ended December 31, 1997, 1998 and 1999, respectively. Although remedy provisions exist for the recoverability of such grants if certain conditions are not met, the Company has been assured by the Authority that no recovery of the grants made to NetCS is contemplated, and accordingly, no liability has been recognized in the financial statements for this contingency. The Company is no longer eligible to receive these grants in Germany.

                                     ISOCOR

15. SUBSEQUENT EVENTS

     On October 20, 1999, Critical Path, Inc. signed a definitive acquisition agreement to acquire the Company in an all stock transaction. Shareholders of the Company will receive 0.4707 shares of Critical Path, Inc. common stock for each share of the Company. This transaction closed on January 19, 2000.

     In January 2000, the Company acquired the remaining 40 percent interest in a sales and distribution company located in Switzerland.

                                AUDITORS' REPORT

To the Shareholders of
THE DOCSPACE COMPANY INC.:

     We have audited the balance sheets of THE DOCSPACE COMPANY INC. (The "Company") as at July 31, 1999 and 1998 and the statements of operations and shareholders' equity (deficit) and cash flows for the year ended July 31, 1999 and the period from incorporation (November 10, 1997) to July 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 1999 and 1998 and the results of its operations and its cash flows for the periods then ended in accordance with United States generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP
August 20, 1999.
Toronto, Canada.

                           THE DOCSPACE COMPANY INC.

                                 BALANCE SHEETS
                                    (IN US$)
                 (INFORMATION AT JANUARY 31, 2000 IS UNAUDITED)

                                     ASSETS

                                                       JULY 31,      JULY 31,      JANUARY 31,
                                                         1998          1999            2000
                                                       ---------    -----------    ------------
                                                                                   (UNAUDITED)
CURRENT ASSETS
  Cash and cash equivalents..........................  $  66,140    $ 1,485,121    $  1,803,373
  Accounts receivable................................     37,479         23,073          82,509
  Goods and services tax recoverable.................      5,734         68,236         180,787
  Advances to shareholders (Note 7)..................     11,265             --              --
  Prepaid expenses...................................      1,007         89,453         116,162
                                                       ---------    -----------    ------------
                                                         121,625      1,665,883       2,182,831
PROPERTY AND EQUIPMENT (Note 4)......................     23,696        356,523         482,952
DEPOSITS AND OTHER ASSETS (Note 5)...................        765        124,244         221,312
                                                       ---------    -----------    ------------
                                                       $ 146,086    $ 2,146,650    $  2,887,095
                                                       =========    ===========    ============
                        LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Bank indebtedness (Note 3).........................  $  61,984    $        --    $         --
  Accounts payable...................................     11,063      1,150,715       2,015,205
  Accrued liabilities................................         --        395,646       4,666,165
  Note payable (Note 6)..............................         --             --       1,560,000
  Advances from shareholders (Note 7)................     99,763             --              --
  Due to affiliated company (Note 7).................     21,823             --              --
  Deferred revenue...................................     91,267         11,726          79,087
                                                       ---------    -----------    ------------
                                                         285,900      1,558,087       8,320,457
                                                       ---------    -----------    ------------
SHAREHOLDERS' EQUITY (DEFICIT)
  Common shares (Note 8), no par value Unlimited
     shares authorized, 42 shares outstanding........    204,707      1,274,979       1,885,175
  Deferred compensation..............................     (5,453)      (858,488)     (1,210,200)
  Share subscriptions (Note 8).......................     30,223      3,512,124       7,399,179
  Accumulated deficit................................   (369,291)    (3,340,052)    (13,507,516)
                                                       ---------    -----------    ------------
                                                        (139,814)       588,563      (5,433,362)
                                                       ---------    -----------    ------------
                                                       $ 146,086    $ 2,146,650    $  2,887,095
                                                       =========    ===========    ============

      The accompanying notes are an integral part of these balance sheets.

                           THE DOCSPACE COMPANY INC.

                            STATEMENTS OF OPERATIONS
                                    (IN US$)
 (INFORMATION FOR THE SIX MONTHS ENDED JANUARY 31, 1999 AND 2000 IS UNAUDITED)

                                              PERIOD FROM                           SIX MONTHS ENDED
                                              NOVEMBER 10,                            JANUARY 31,
                                            1997 (INCEPTION)    YEAR ENDED     --------------------------
                                            TO JULY 31, 1998   JULY 31, 1999      1999           2000
                                            ----------------   -------------   -----------   ------------
                                                                               (UNAUDITED)   (UNAUDITED)
REVENUE...................................     $      --        $   182,203     $ 104,522    $     40,905
                                               ---------        -----------     ---------    ------------
EXPENSES
  General and administration..............        77,495          1,774,888        62,592       7,327,802
  Research and development................        73,670            437,413       163,542         618,414
  Marketing and selling...................        22,712            729,683       128,625       1,822,034
  Foreign exchange (gain) loss............        (4,202)            17,938         7,083          38,920
  Share compensation expense (Notes 7 and
     8)...................................       199,225            217,237       153,520         258,484
                                               ---------        -----------     ---------    ------------
                                                 368,900          3,177,159       515,362      10,065,654
                                               ---------        -----------     ---------    ------------
LOSS FROM OPERATIONS......................      (368,900)        (2,994,956)     (410,840)    (10,024,749)
  Interest income (expense) and financing
     charges, net.........................          (391)            24,195        (4,342)       (142,715)
                                               ---------        -----------     ---------    ------------
NET LOSS..................................     $(369,291)       $(2,970,761)    $(415,182)   $(10,167,464)
                                               =========        ===========     =========    ============

   The accompanying notes are an integral part of these financial statements.

                           THE DOCSPACE COMPANY INC.

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                    (IN US$)
      (INFORMATION FOR THE SIX MONTHS ENDED JANUARY 31, 2000 IS UNAUDITED)

                                                     COMMON SHARES
                                 -----------------------------------------------------                       TOTAL
                                 NUMBER OF    PAID-IN       DEFERRED         SHARE       ACCUMULATED     SHAREHOLDERS'
                                  SHARES      CAPITAL     COMPENSATION   SUBSCRIPTIONS     DEFICIT      EQUITY (DEFICIT)
                                 ---------   ----------   ------------   -------------   ------------   ----------------
BALANCE, NOVEMBER 10, 1997.....     --       $       --   $        --     $       --     $         --     $         --
Issue of common shares for cash
  on incorporation.............     42               29            --             --               --               29
Share subscriptions............     --               --            --         30,223               --           30,223
Deferred compensation..........     --           23,678       (23,678)            --               --               --
Compensation expense related to
  share awards.................     --               --        18,225             --               --           18,225
Other compensation expense.....     --          181,000            --             --               --          181,000
Net loss for the period........     --               --            --             --         (369,291)        (369,291)
                                    --       ----------   -----------     ----------     ------------     ------------
BALANCE, JULY 31, 1998.........     42       $  204,707   $    (5,453)    $   30,223     $   (369,291)    $   (139,814)
                                    --       ----------   -----------     ----------     ------------     ------------
Share subscriptions............     --               --            --      3,481,901               --        3,481,901
Deferred compensation..........     --          924,272      (924,272)            --               --               --
Compensation expense related to
  share awards.................     --               --        71,237             --               --           71,237
Other compensation expense.....     --          146,000            --             --               --          146,000
Net loss for the year..........     --               --            --             --       (2,970,761)      (2,970,761)
                                    --       ----------   -----------     ----------     ------------     ------------
BALANCE, JULY 31, 1999.........     42       $1,274,979   $  (858,488)    $3,512,124     $ (3,340,052)    $    588,563
                                    --       ----------   -----------     ----------     ------------     ------------
Share subscriptions
  (unaudited)..................     --               --            --      3,887,055               --        3,887,055
Deferred compensation
  (unaudited)..................     --          610,196      (610,196)            --               --               --
Compensation expense related to
  share awards (unaudited).....                      --            --        258,484               --               --
Other compensation expense
  (unaudited)..................     --               --            --             --               --               --
Net loss for the period
  (unaudited)..................     --               --            --             --      (10,167,464)     (10,167,464)
                                    --       ----------   -----------     ----------     ------------     ------------
BALANCE, JANUARY 31, 2000
     (UNAUDITED)...............     42       $1,885,175   $(1,210,200)    $7,399,179     $(13,507,516)    $ (5,433,362)
                                    ==       ==========   ===========     ==========     ============     ============

   The accompanying notes are an integral part of these financial statements.

                           THE DOCSPACE COMPANY INC.

                            STATEMENTS OF CASH FLOWS
                                    (IN US$)
 (INFORMATION FOR THE SIX MONTHS ENDED JANUARY 31, 1999 AND 2000 IS UNAUDITED)

                                               PERIOD FROM
                                               NOVEMBER 10,                          SIX MONTHS ENDED
                                                   1997                                JANUARY 31,
                                               (INCEPTION)       YEAR ENDED     --------------------------
                                             TO JULY 31, 1998   JULY 31, 1999      1999           2000
                                             ----------------   -------------   -----------   ------------
                                                                                (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM
  OPERATING ACTIVITIES
  Net loss.................................     $(369,291)       $(2,970,761)    $(415,182)   $(10,167,464)
  Adjustments to reconcile net loss to net
     cash used in operating activities:
  Income and expense items not affecting
     cash Depreciation.....................         3,840            152,963         5,937         124,996
     Non-cash compensation (Notes 7, 8 and
       9)..................................       199,225            217,237       153,520         258,484
CHANGES IN OPERATING
  ASSETS AND LIABILITIES
  Accounts receivable......................       (37,479)            14,406        37,479         (59,436)
  GST recoverable..........................        (5,734)           (62,502)        5,734        (112,551)
  Prepaid expenses.........................        (1,007)           (88,446)       (8,279)        (26,709)
  Accounts payable.........................        11,063          1,139,652         3,155         864,490
  Accrued liabilities......................            --            395,646            --       4,270,519
  Deferred revenue.........................        91,267            (79,541)      (79,865)         67,361
                                                ---------        -----------     ---------    ------------
NET CASH USED IN OPERATING ACTIVITIES......      (108,116)        (1,281,346)     (297,501)     (4,780,310)
                                                ---------        -----------     ---------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment.......       (28,301)          (487,980)      (10,701)       (251,425)
  Disposal of property and equipment.......            --              2,190         2,118              --
  Deposits and other assets................            --           (123,479)          765         (97,068)
                                                ---------        -----------     ---------    ------------
NET CASH USED IN INVESTING ACTIVITIES......       (28,301)          (609,269)       (7,818)       (348,493)
                                                ---------        -----------     ---------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Bank indebtedness........................        61,984            (61,984)      (61,984)             --
  Advances from shareholders, net..........        88,498            (88,498)      (14,366)             --
  Due to affiliated company................        21,823            (21,823)       (8,262)             --
  Note payable.............................            --                 --            --       1,560,000
  Share capital issued.....................            29                 --            --              --
  Share subscription.......................        30,223          3,481,901       381,902       3,887,055
                                                ---------        -----------     ---------    ------------
NET CASH PROVIDED BY
  FINANCING ACTIVITIES.....................       202,557          3,309,596       297,290       5,447,055
                                                ---------        -----------     ---------    ------------
NET INCREASE IN CASH.......................        66,140          1,418,981        (8,029)        318,252
CASH BALANCE, beginning of period..........            --             66,140        66,140       1,485,121
                                                ---------        -----------     ---------    ------------
CASH BALANCE, end of period................     $  66,140        $ 1,485,121     $  58,111    $  1,803,373
                                                =========        ===========     =========    ============

   The accompanying notes are an integral part of these financial statements.

                           THE DOCSPACE COMPANY INC.

                         NOTES TO FINANCIAL STATEMENTS
                                    (IN US$)
        (INFORMATION AS AT JANUARY 31, 2000 AND FOR THE SIX MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

 1. INCORPORATION AND NATURE OF OPERATIONS

     The docSpace Company Inc. (formerly Intrasect Technologies Inc., the "Company") was incorporated under the laws of Canada on November 10, 1997. On August 13, 1998, the Company was granted approval to continue under the name "The docSpace Company Inc."

     The Company is a developer of a Web-based document bank with file services that securely deliver, store and manage files using only a Web browser. Since its inception, the Company has incurred cumulative losses to January 31, 2000 of $13,507,516. To meet its obligations as they come due and realize the carrying value of its assets, the Company must obtain additional financing through the issue of additional share capital. Subsequent to year end, the Company raised $5 million through the issue of a convertible debenture note (see Note 6 Note Payable) and entered into a definitive acquisition agreement with Critical Path, Inc. (see Note 14 Subsequent Events). Management is of the opinion that the proceeds of this financing along with funds from operations and funds from Critical Path, Inc. will allow the Company to meet its cash flow needs for the coming year. Such cash flow needs relate primarily to continuous development and marketing of its webtop file services.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Non Monetary Transactions

     The statement of operations includes charges for the fair value of non-cash compensation for employee wages and professional services which were rendered to the Company without charge during the year.

  Revenue Recognition and Deferred Revenue

     The Company generates revenue from licensing the rights to use its software to corporations. The Company also generates consulting, subscription, and maintenance revenues from integrating its software with its customers operating environments, the sale of maintenance services and the sale of certain other consulting and development services.

     The Company has recognized revenue in accordance with the provisions of Statement of Position ("SOP") No. 97-2, Software Revenue Recognition. Under SOP 97-2, software license revenues are recognized upon execution of a contract and delivery of software, provided that the license fee is fixed and determinable, no significant production, modification or customization of the software is required and collection is considered probable by management.

     Revenues from services such as consulting and training are recognized as the services are performed. Revenues from maintenance agreements are recognized on a straight-line basis over the term of the agreement, including amounts allocated to maintenance periods included with software license agreements.

     Software license revenues under arrangements which include significant production, modification or customization of software are recognized under the percentage of completion method of accounting. There were no contracts being accounted for under the percentage of completion method as at July 31, 1999 and January 31, 2000.

     Subscription services revenues are recognized over the period that services are provided.

     Deferred revenue represents the license fees, consulting, subscription and maintenance services prepayments which have been deferred in accordance with the Company's revenue recognition criteria.

                           THE DOCSPACE COMPANY INC.

                                    (IN US$)
        (INFORMATION AS AT JANUARY 31, 2000 AND FOR THE SIX MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

  Cash and Cash Equivalents

     The Company considers all short-term deposits with original maturities of 90 days or less to be cash equivalents.

  Goods and Services Tax Recoverable

     Goods and services tax is a federal value added tax. GST recoverable represents input tax credits received by the Company on GST paid or payable for certain goods and services purchased during the period.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation and amortization is computed by the declining balance method over the estimated useful lives as set out in the following table. Depreciation recorded during the fiscal year of incorporation reflects a pro-ration of a short year. Depreciation recorded in the first year of the assets acquisition reflects the half year rule.

Computer equipment..........................................  30% declining balance
Licenses....................................................  100% declining balance
Application software........................................  100% declining balance
Furniture and fixtures......................................  20% declining balance
Leasehold improvements......................................  20% declining balance

  Foreign Currency Translation

     The Company prepares its statements in US dollars since its functional currency is the US dollar. As a result, the Company translates foreign currencies into US dollars using the temporal method. Under this method, monetary items are translated at the rate of exchange in effect at the balance sheet date, non-monetary items are translated at the historical exchange rates and revenue and expenses are translated at the average exchange rate for the periods. Depreciation and amortization of assets are translated at the same exchange rate as the assets to which they relate.

     Exchange gains and losses on day-to-day business transactions and unrealized exchange gains and losses on transactions of non-US dollar denominated balances are charged to income in the period.

  Income Taxes

     The Company recognizes a current tax liability or asset for current taxes payable or refundable and a deferred tax liability or asset for the estimated future tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting and their tax basis and loss carry forwards to the extent they are realizable. A deferred tax valuation allowance is required if it is "more likely than not" that all or a portion of recorded future tax assets will not be realized.

  Accounting for Stock-Based Compensation

     The Company has adopted SFAS No. 123 Accounting for Stock-Based Compensation Arrangement. As permitted by SFAS No. 123, the Company has continued to account for employee stock options under Accounting Principles Board Opinion No. 25 and elected the disclosure-only alternative under the SFAS Statement No. 123.

                           THE DOCSPACE COMPANY INC.

                                    (IN US$)
        (INFORMATION AS AT JANUARY 31, 2000 AND FOR THE SIX MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

  New Accounting Standards

     The Company adopted SFAS No. 130, Reporting Comprehensive Income, effective November 10, 1997. For the period ending July 31, 1998 and the year ended July 31, 1999, there were no material differences between the net loss reported during the fiscal periods and the comprehensive loss for such periods.

  Research and Development Expenses

     Due to continuing technological changes and changing customer needs, the Company has concluded that it cannot determine technological feasibility of its various products until the development phase of the project is nearly complete. The time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release is very short and, consequently, the amounts that could be capitalized are not material to the Company's financial position or results of operations. Therefore, the Company charges all research and development expenses to operations in the period incurred.

  Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 3. BANK INDEBTEDNESS

     The Company has a line of credit for $86,000 (CDN $125,000) which bears interest at the bank's prime lending rate and is secured by a general security agreement. As at January 31, 2000, the Company had unutilized lines of credit of approximately $86,000 (CDN $125,000). Furthermore, the Company has a letter of guarantee outstanding in favour of one of its suppliers for $52,000 (CDN $75,000).

 4. PROPERTY AND EQUIPMENT

                                                                 JULY 31, 1998
                                                      -----------------------------------
                                                                 ACCUMULATED
                                                                 DEPRECIATION
                                                                     AND         NET BOOK
                                                       COST      AMORTIZATION     VALUE
                                                      -------    ------------    --------
Computer equipment..................................  $23,996       $2,545       $21,451
Application software................................    2,736          967         1,769
Furniture and fixtures..............................      512           36           476
                                                      -------       ------       -------
                                                      $27,244       $3,548       $23,696
                                                      =======       ======       =======

                           THE DOCSPACE COMPANY INC.

                                    (IN US$)
        (INFORMATION AS AT JANUARY 31, 2000 AND FOR THE SIX MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

                                                               JULY 31, 1999
                                                    ------------------------------------
                                                                ACCUMULATED
                                                                DEPRECIATION
                                                                    AND         NET BOOK
                                                      COST      AMORTIZATION     VALUE
                                                    --------    ------------    --------
Computer equipment................................  $199,965      $ 35,693      $164,272
Application software..............................    28,879        15,807        13,072
Licenses..........................................   199,446        99,722        99,724
Furniture and fixtures............................    45,794         4,660        41,134
Leasehold improvements............................    42,579         4,258        38,321
                                                    --------      --------      --------
                                                    $516,663      $160,140      $356,523
                                                    ========      ========      ========

                                                              JANUARY 31, 2000
                                                    ------------------------------------
                                                                ACCUMULATED
                                                                DEPRECIATION
                                                                    AND         NET BOOK
                                                      COST      AMORTIZATION     VALUE
                                                    --------    ------------    --------
                                                                (UNAUDITED)
Computer equipment................................  $323,893      $ 69,907      $253,986
Application software..............................    58,476        29,857        28,619
Licenses..........................................   266,465       166,887        99,578
Furniture and fixtures............................    75,755        10,318        65,437
Leasehold improvements............................    43,500         8,168        35,332
                                                    --------      --------      --------
                                                    $768,089      $285,137      $482,952
                                                    ========      ========      ========

 5. DEPOSITS AND OTHER ASSETS

                                                                  JULY 31, 1999
                                                        ----------------------------------
                                                                   AMORTIZATION   NET BOOK
                                                          COST     ACCUMULATED     VALUE
                                                        --------   ------------   --------
Prepaid royalties.....................................  $ 72,951     $     --     $ 72,951
Prepaid deposits......................................    51,293           --       51,293
                                                        --------     --------     --------
                                                        $124,244     $     --     $124,244
                                                        ========     ========     ========

                                                                 JANUARY 31, 2000
                                                        ----------------------------------
                                                                   AMORTIZATION   NET BOOK
                                                          COST     ACCUMULATED     VALUE
                                                        --------   ------------   --------
                                                                   (UNAUDITED)
Prepaid royalties.....................................  $ 76,012     $     --     $ 76,012
Prepaid deposits......................................   145,300           --      145,300
                                                        --------     --------     --------
                                                        $221,312     $     --     $221,312
                                                        ========     ========     ========

     Prepaid royalties represent advance payments made by the Company on royalty fees which are payable on certain software sales and service revenue of the Company incorporating third party licensed software. The prepaid royalties balance is drawn down as related sales and service revenue are earned. The future recoverability of this balance is subject to the Company achieving certain revenue targets.

     Prepaid deposits relate to deposits paid for certain hardware leases that will be refunded at the end of the lease term.

                           THE DOCSPACE COMPANY INC.

                                    (IN US$)
        (INFORMATION AS AT JANUARY 31, 2000 AND FOR THE SIX MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

 6. NOTE PAYABLE (UNAUDITED)

     On August 3, 1999, the Company received proceeds of $5 million in consideration for issuing a unsecured convertible promissory note. The note pays interest at 8% per annum and matures August 2, 2000. The note is convertible into approximately 10% of the common shares of the Company at the option of the Company or automatic conversion will occur if either an acquisition of the Company occurs or an equity or debt financing occurs as defined in the note.

     On January 31, 2000, $3.5 million of the convertible promissory note plus related accrued interest was converted to equity. This amount has been included on the balance sheet as share subscriptions.

 7. RELATED PARTY TRANSACTIONS

     During fiscal 1998, the Company acquired source code and product rights to certain software from an unrelated party in consideration of the forgiveness of amounts owed by the vendor to A-Live Holdings Inc. and one of its shareholders. A-Live Holdings Inc. is a shareholder of the Company.

     As well, during fiscal 1999 and 1998, certain shareholders of the Company rendered services for non-cash consideration amounting to $146,000 and $181,000, respectively. These amounts have been included in share compensation expense in the statements of operations.

     Balances due to and from shareholders were non-interest bearing with no fixed repayment terms. All balances were repaid during the fiscal year 1999.

     On August 1, 1999, A-Live Holdings Inc. and the Company amalgamated and continued operations as The docSpace Company Inc. as an Ontario corporation.

 8. COMMON SHARES AND SHARE SUBSCRIPTIONS

     The Company has an employee stock plan pursuant to which equity commitments have been provided to various Canadian employees in consideration for services. All 42 issued and outstanding common shares are held by certain founding shareholders as trustees of an employee trust for the benefit of themselves as founders and employees who have been granted a beneficial interest in common share equity of the Company. Forty-two shares of the Company were consistently issued and outstanding and held by the employee trust throughout the year.

     Pursuant to share subscription agreements between the Company and various non-employee investors and pursuant to various consulting agreements, the Company also has outstanding commitments to issue additional common shares representing approximately 48% in aggregate on a fully diluted basis. Pursuant to the subscription agreements, the Company has received permanent investments totalling $7,399,179 as at January 31, 2000 (July 31, 1999 -- $3,512,124;
1998 -- $30,223) to date on account of subscription proceeds. As of the end of the fiscal year, the Board had not yet issued shares pursuant to the subscription agreements and consulting agreements and, pending issuance of the common shares, subscription proceeds have been recorded as Share Subscriptions on the balance sheet.

 9. ACCOUNTING FOR STOCK-BASED COMPENSATION

     The Company has adopted SFAS No. 123 Accounting for Stock-Based Compensation Arrangement. As permitted by SFAS No. 123, the Company has continued to account for employee stock options under Accounting Principles Board Opinion No. 25 and elected the disclosure-only alternative under FASB Statement No. 123.

                           THE DOCSPACE COMPANY INC.

                                    (IN US$)
        (INFORMATION AS AT JANUARY 31, 2000 AND FOR THE SIX MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

     Certain employees and consultants were awarded stock at no cost to them. As a result, the fair market value of the stock award at the time of the grant is being charged to operations over the vesting period or expected term of benefit. The compensation expense was $71,237 for the year ended July 31, 1999 and $18,225 for the period ended July 31, 1998. These share awards represent approximately 13% of the total issued and subscribed shares. The compensation expense was $258,484 for the six months ended January 31, 2000.

     The remaining unamortized compensation charge as at July 31, 1999 is $858,488 (January 31, 2000 -- $1,216,821).

     For the purposes of the pro forma disclosures required by SFAS No. 123, the fair value of each share awarded is measured at the estimated market price of a share of the same stock as if it were vested and issued on the grant date.

     The total pro forma value of shares awarded during fiscal 1999 and 1998, respectively, was computed at approximately $924,272 and $23,678. The total pro forma value of shares awarded during the six months ended January 31, 2000 was $610,196.

     For purposes of pro forma disclosures, the estimated fair value of the stocks is amortized over the stocks' vesting period. Had the Company's stock plans been accounted for under SFAS No. 123, net loss would have remained unchanged.

10. INCOME TAXES

     The difference between the income tax provision computed at the combined statutory Canadian federal and provincial income tax rate and the financial statement provision for income taxes is summarized as follows:

                                                   JULY 31,     JULY 31,     JANUARY 31,
                                                     1998         1999          2000
                                                   ---------   -----------   -----------
Tax benefit at statutory rates...................  $(135,129)  $(1,295,905)  $(2,824,478)
Valuation allowance and other differences
  Domestic federal incentives producing no
     benefit.....................................    (29,596)      (29,596)      (30,300)
  Domestic losses producing no benefit...........   (105,533)   (1,266,309)   (2,794,178)
                                                   ---------   -----------   -----------
  Effective income tax...........................  $      --   $        --   $        --
                                                   =========   ===========   ===========

     The deferred tax assets and liabilities result from differences in the timing of the recognition of certain income and expense items for tax and financial accounting purposes. The sources of these differences are as follows:

                                                    JULY 31,    JULY 31,     JANUARY 31,
                                                      1998        1999          2000
                                                    --------   -----------   -----------
DEFERRED TAX ASSETS
  Loss carryforwards..............................  $ 41,970   $ 1,215,748   $ 4,109,502
  Maintenance revenue.............................    40,723         5,232        35,289
                                                    --------   -----------   -----------
                                                      82,693     1,220,980     4,144,791
  Less: Valuation allowance.......................   (82,693)   (1,220,980)   (4,144,791)
                                                    --------   -----------   -----------
  Total deferred tax assets.......................  $     --   $        --   $        --
                                                    ========   ===========   ===========

                           THE DOCSPACE COMPANY INC.

                                    (IN US$)
        (INFORMATION AS AT JANUARY 31, 2000 AND FOR THE SIX MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

     The Company has recorded a valuation allowance as at July 31, 1999 and as at July 31, 1998 for deferred tax assets related to tax loss carry forwards and other timing differences since realization of these future benefits is uncertain.

     As at July 31, 1999, the Company has tax loss carry-forwards of approximately $9,210,000. No potential future tax benefit has been recorded in the accompanying financial statements for these loss carry-forwards. The loss carry-forwards expire as follows:

                       YEAR OF EXPIRY                           AMOUNT
                       --------------                         ----------
2002........................................................  $  110,000
2003........................................................   2,700,000
2004........................................................   6,400,000
                                                              ----------
                                                              $9,210,000
                                                              ==========

11. LEASE COMMITMENTS

     The Company is committed to annual rental payments for operating leases on premises and computers as follows:

2000........................................................  $  630,000
2001........................................................   1,080,000
2002........................................................     862,000
2003........................................................     553,000
2004........................................................     532,000

     Included in the total lease commitments is $1,984,000 related to office lease commitments.

12. CONTINGENCY

     The Company has been named in lawsuits claiming patent infringement and trademark infringement. The Company has appointed legal counsel to defend against these actions but at this time, the likely outcomes cannot be determined. Accordingly, no amounts have been accrued in the financial statements. Management is of the opinion that these contingencies will not have a material effect on the financial condition and operations of the Company.

13. FINANCIAL INSTRUMENTS

  Fair Value of Financial Instruments

     SFAS No. 107, Disclosure About Fair Value of Financial Instruments, requires disclosure about the fair value of financial instruments. Financial instruments consist primarily of cash and cash equivalents, accounts and contracts receivable, deposits and other assets, bank indebtedness, accounts payable and accrued liabilities, the carrying amounts of which approximate fair value.

  Interest Rate Risk

     The Company has bank borrowings whose interest rate is subject to the fluctuations in the prime rate as charged by its bankers. Because of the short-term nature of its bank borrowings, the Company is not exposed to significant fluctuations in value due to interest rate changes.

                           THE DOCSPACE COMPANY INC.

                                    (IN US$)
        (INFORMATION AS AT JANUARY 31, 2000 AND FOR THE SIX MONTHS ENDED
                    JANUARY 31, 1999 AND 2000 IS UNAUDITED)

  Foreign Exchange Risk

     The Company is exposed to foreign exchange risk in that the Company reports its results in US dollars and has operations in Canada and the United States of America. The Company has not entered into any foreign exchange contracts, option contracts or other foreign currency hedging arrangements.

  Credit Risk and Concentration of Credit Risk

     SFAS No. 105 Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance sheet and credit risk concentrations. The Company has no significant off-balance sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign currency hedging arrangements.

     The Company is exposed to credit risk through accounts receivable. Concentration of credit risk with respect to accounts receivable is limited to certain customers to whom the Company makes substantial sales. Accounts receivable credit risk is mitigated by the nature of the Company's customer base and the dispersion of customers among industries and geographical locations. During the fiscal year ended July 31, 1999, one customer accounted for 70 % of the Company's revenue.

14. SUBSEQUENT EVENTS (UNAUDITED)

     On November 3, 1999, Critical Path, Inc. entered into a merger and plan of reorganization agreement with the Company which resulted in Critical Path, Inc. acquiring all of the common shares of the Company for approximately $30 million in cash and 4,092,280 shares of Critical Path, Inc. stock. Pursuant to this transaction, the Company has become a Nova Scotia unlimited liability corporation. Furthermore, on February 11, 2000 the employee trust was collapsed and the shares were issued to the respective beneficiaries of the trust. On March 8, 2000 the transaction with Critical Path was closed.

                            REMARQ COMMUNITIES INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Accountants...........................   44
Consolidated Balance Sheet..................................   45
Consolidated Statement of Operations........................   46
Consolidated Statement of Partners' and Stockholders'
  Equity....................................................   47
Consolidated Statement of Cash Flows........................   48
Notes to Consolidated Financial Statements..................   49

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of RemarQ Communities Inc.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of partners' and stockholders' equity and of cash flows present fairly, in all material respects, the financial position of RemarQ Communities Inc. and its subsidiary at December 31, 1998 and 1999 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
March 7, 2000, except
as to the second paragraph
of Note 10 which is as of
March 16, 2000

                            REMARQ COMMUNITIES INC.

                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                 1998            1999
                                                              -----------    ------------
Current assets:
  Cash and cash equivalents.................................  $ 1,149,780    $ 13,039,534
  Short-term investments....................................           --         490,183
  Accounts receivable, net..................................      331,102         733,085
  Prepaid expenses and other current assets.................      265,620         555,570
                                                              -----------    ------------
         Total current assets...............................    1,746,502      14,818,372
Property and equipment, net.................................    3,426,823       6,530,906
Other assets................................................      181,780         117,738
                                                              -----------    ------------
         Total assets.......................................  $ 5,355,105    $ 21,467,016
                                                              ===========    ============

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   997,506    $  2,137,293
  Accrued liabilities.......................................      394,695         971,789
  Deferred revenue..........................................      693,752         956,574
  Line of credit borrowings.................................      146,784         343,934
  Notes payable, current....................................      127,475         271,529
  Capital lease obligations, current........................      637,343       1,693,916
                                                              -----------    ------------
         Total current liabilities..........................    2,997,555       6,375,035
Notes payable, net of current portion.......................      351,269       3,685,554
Line of credit borrowing, net of current portion............      853,216         510,052
Capital lease obligations, long-term........................    1,244,516       2,175,124
                                                              -----------    ------------
         Total liabilities..................................    5,446,556      12,745,765
                                                              -----------    ------------
Commitments (Note 6)
Redeemable Convertible Preferred Stock:
  Series A Preferred Stock: $0.001 par value; 3,400,000
    shares authorized; 3,131,354 and 3,131,354 shares issued
    and outstanding at December 31, 1998 and 1999,
    respectively (aggregate liquidation preference
    $4,164,701).............................................    4,159,700       4,159,700
  Series B Preferred Stock: $0.001 par value; 2,500,000
    shares authorized; 2,352,941 shares issued and
    outstanding at December 31, 1999 (aggregate liquidation
    preference $19,999,999).................................           --      19,953,737
                                                              -----------    ------------
                                                                4,159,700      24,113,437
                                                              -----------    ------------
Stockholders' equity:
  Common Stock: $0.001 par value; 12,000,000 shares
    authorized; 5,689,650 and 5,564,230 shares issued and
    outstanding at December 31, 1998 and 1999,
    respectively............................................        5,690           5,565
  Additional paid-in-capital................................      722,094       8,014,407
  Notes receivable from stockholders........................     (557,934)       (575,362)
  Deferred stock compensation...............................           --      (6,000,256)
  Accumulated deficit.......................................   (4,421,001)    (16,836,540)
                                                              -----------    ------------
         Total stockholders' equity.........................   (4,251,151)    (15,392,186)
                                                              -----------    ------------
         Total liabilities, Redeemable Convertible Preferred
           Stock and stockholder's equity...................  $ 5,355,105    $ 21,467,016
                                                              ===========    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                            REMARQ COMMUNITIES INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                              YEARS ENDED DECEMBER 31,
                                                      -----------------------------------------
                                                         1997          1998            1999
                                                      ----------    -----------    ------------
Net revenues:
  Service revenues..................................  $1,389,372    $ 3,451,704    $  5,859,644
  Advertising.......................................          --        250,268         620,767
  Other.............................................          --             --         116,725
                                                      ----------    -----------    ------------
          Total net revenues........................   1,389,372      3,701,972       6,597,136
Cost of service revenues............................     327,716      1,436,164       3,115,756
Cost of advertising revenues........................          --         76,104         694,537
                                                      ----------    -----------    ------------
          Total cost of net revenues................     327,716      1,512,268       3,810,293
                                                      ----------    -----------    ------------
Gross profit........................................   1,061,656      2,189,704       2,786,843
Operating expenses:
  Research and development..........................          --        939,205       3,908,970
  Sales and marketing...............................     313,711      2,158,070       5,995,859
  General and administrative........................     528,927      3,018,269       4,403,437
  Stock compensation................................          --             --         719,363
                                                      ----------    -----------    ------------
          Total operating expenses..................     842,638      6,115,544      15,027,629
                                                      ----------    -----------    ------------
Income (loss) from operations.......................     219,018     (3,925,840)    (12,240,786)
Interest income.....................................          --         47,319         665,635
Interest expense....................................     (10,336)      (148,109)       (808,879)
Other income (expense), net.........................        (547)            --         (31,509)
                                                      ----------    -----------    ------------
Net income (loss)...................................  $  208,135    $(4,026,630)   $(12,415,539)
                                                      ==========    ===========    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                            REMARQ COMMUNITIES INC.

          CONSOLIDATED STATEMENT OF PARTNERS' AND STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                                              NOTES
                                            COMMON STOCK      ADDITIONAL    RECEIVABLE      DEFERRED
                           PARTNERSHIP   ------------------    PAID-IN         FROM          STOCK       ACCUMULATED
                             CAPITAL      SHARES     AMOUNT    CAPITAL     SHAREHOLDERS   COMPENSATION     DEFICIT
                           -----------   ---------   ------   ----------   ------------   ------------   ------------
Balance at December 31,
  1996...................   $ (25,729)          --   $   --   $       --    $      --     $        --    $         --
Distribution to
  partners...............    (247,838)          --       --           --           --              --              --
Net income...............     208,135           --       --           --           --              --              --
                            ---------    ---------   ------   ----------    ---------     -----------    ------------
Balance at December 31,
  1997...................     (65,432)          --       --           --           --              --              --
Partnership advances
  written off............          --           --       --           --           --              --        (394,371)
Issuance of Common Stock
  upon conversion to S
  corporation............      65,432    3,600,000    3,600      (69,032)          --              --              --
Issuance of Common Stock
  to employees for $0.80
  per share..............          --      660,000      660      527,340     (504,000)             --              --
Issuance of Common Stock
  upon exercise of stock
  options................          --    1,429,650    1,430      263,786      (53,934)             --              --
Net loss.................          --           --       --           --           --              --      (4,026,630)
                            ---------    ---------   ------   ----------    ---------     -----------    ------------
Balance at December 31,
  1998...................          --    5,689,650    5,690      722,094     (557,934)             --      (4,421,001)
Issuance of Common Stock
  upon exercise of stock
  options................          --      190,575      191      188,280      (63,000)             --              --
Repurchase of Common
  Stock..................          --     (315,995)    (316)     (88,006)      29,250              --              --
Issuance of warrants.....          --           --       --      472,420           --              --              --
Payments on promissory
  notes..................          --           --       --           --       16,322              --              --
Deferred compensation
  expense................          --           --       --    6,719,619           --      (6,719,619)             --
Amortization of deferred
  compensation...........          --           --       --           --           --         719,363              --
Net loss.................          --           --       --           --           --              --     (12,415,539)
                            ---------    ---------   ------   ----------    ---------     -----------    ------------
Balance at December 31,
  1999...................   $      --    5,564,230   $5,565   $8,014,407    $(575,362)    $(6,000,256)   $(16,836,540)
                            =========    =========   ======   ==========    =========     ===========    ============


                               TOTAL
                           SHAREHOLDERS'
                              EQUITY
                           -------------
Balance at December 31,
  1996...................  $    (25,729)
Distribution to
  partners...............      (247,838)
Net income...............       208,135
                           ------------
Balance at December 31,
  1997...................       (65,432)
Partnership advances
  written off............      (394,371)
Issuance of Common Stock
  upon conversion to S
  corporation............            --
Issuance of Common Stock
  to employees for $0.80
  per share..............        24,000
Issuance of Common Stock
  upon exercise of stock
  options................       211,282
Net loss.................    (4,026,630)
                           ------------
Balance at December 31,
  1998...................    (4,251,151)
Issuance of Common Stock
  upon exercise of stock
  options................       125,471
Repurchase of Common
  Stock..................       (59,072)
Issuance of warrants.....       472,420
Payments on promissory
  notes..................        16,322
Deferred compensation
  expense................            --
Amortization of deferred
  compensation...........       719,363
Net loss.................   (12,415,539)
                           ------------
Balance at December 31,
  1999...................  $(15,392,186)
                           ============

  The accompanying notes are an integral part of these consolidated financial statements.

                            REMARQ COMMUNITIES INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                              YEARS ENDED DECEMBER 31,
                                                      ----------------------------------------
                                                        1997          1998            1999
                                                      ---------    -----------    ------------
Cash flows from operating activities:
  Net income (loss).................................  $ 208,135    $(4,026,630)   $(12,415,539)
  Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating
     activities:
       Depreciation and amortization................    100,694        441,938       2,061,413
       Stock compensation expense...................         --             --         719,363
       Amortization of warrants.....................         --             --          78,736
       Changes in current assets and liabilities:
          Accounts receivable.......................    (52,889)      (278,213)       (401,983)
          Prepaid expenses and other current
            assets..................................    (56,627)      (378,785)       (304,644)
          Accounts payable..........................    170,537        817,984       1,139,787
          Accrued liabilities.......................    (19,136)       360,849         577,096
          Deferred revenue..........................     94,648        496,494         262,822
          Loss on sale of equipment.................         --             --          13,247
                                                      ---------    -----------    ------------
            Net cash provided by (used in) operating
               activities...........................    445,362     (2,566,363)     (8,269,702)
                                                      ---------    -----------    ------------
Cash flows from investing activities:
  Purchase of property and equipment................   (157,792)    (1,592,533)     (2,014,412)
  Proceeds from sale of equipment...................         --             --          50,000
  Purchase of short-term investments................         --             --        (490,183)
                                                      ---------    -----------    ------------
            Net cash used in investing activities...   (157,792)    (1,592,533)     (2,454,595)
                                                      ---------    -----------    ------------
Cash flows from financing activities:
  Proceeds from issuance of Common Stock............         --        235,282         125,471
  Payments made to repurchase Common Stock..........         --             --         (59,072)
  Proceeds from issuance of Series A Convertible
     Preferred Stock, net of issuance costs.........         --      4,159,700              --
  Proceeds from issuance of Series B Convertible
     Preferred Stock, net of issuance costs.........         --             --      19,953,737
  Principal payments on capital lease obligations...    (21,922)      (169,929)     (1,148,416)
  Principal payments on debt........................         --             --        (127,977)
  Principal payments on borrowings..................         --             --        (146,014)
  Proceeds from note payable........................         --        478,744       4,000,000
  Proceeds from bank borrowings.....................         --      1,000,000              --
  Proceeds from note receivable.....................         --             --          16,322
  Partner advances..................................   (247,838)      (394,371)             --
                                                      ---------    -----------    ------------
            Net cash provided by (used in) financing
               activities...........................   (269,760)     5,309,426      22,614,051
                                                      ---------    -----------    ------------
Net increase in cash and cash equivalents...........     17,810      1,150,530      11,889,754
Cash and cash equivalents at beginning of year......    (18,560)          (750)      1,149,780
                                                      ---------    -----------    ------------
Cash and cash equivalents at end of year............  $    (750)   $ 1,149,780    $ 13,039,534
                                                      =========    ===========    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                            REMARQ COMMUNITIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The Company

     RemarQ Communities Inc. (the "Company") is a provider of Internet discussion services for Internet Service Providers ("ISP's") and leading websites. RemarQ was originally formed as a partnership in 1995 and subsequently incorporated as an S-Corp under the name of Supernews on January 1, 1998, in the state of Delaware. The Company became a C-Corp on May 21, 1998 and was subsequently renamed as RemarQ Communities Inc, in December 1998.

  Principles of Consolidation and Basis of Presentation

     The consolidated financial statements include accounts of the Company and its wholly-owned subsidiary, RemarQ Communities (U.K.) Limited. All significant intercompany balances and transactions have been eliminated in consolidation.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     To date, the Company's revenues have been derived primarily from providing Usenet discussion services. Such revenues were approximately 100%, 89% and 89% of total revenues for the years ended December 31, 1997, 1998 and 1999, respectively. Usenet service revenues are derived generally from contracts ranging from one to thirty-six months in which the Company commits to provide customers with Internet discussion services for ISPs and websites. Revenues are recognized ratably over the contracted service period.

     The Company records advertising revenues in the period the advertising impressions are delivered to customers. The Company uses an outside vendor to solicit customers to use its advertising services, to serve the ads to its website and to bill and collect for these services. This outside vendor provides monthly reports indicating the impressions delivered, amounts billed for the Company's advertising services and the related administrative fee. The Company records advertising revenues, as reported by the outside vendor, net of this administrative fee as the Company bears no collection risk for the gross amount of the advertising fees. The Company's advertising contracts do not guarantee a minimum number of impressions to be delivered.

     During the fiscal year, the Company discontinued the use of the outside vendor and accordingly, recognizes the gross revenue associated with advertising as impressions are delivered.

  Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 1998 and 1999, $613,549 and $12,707,031, respectively, of money market funds, the fair value of which approximates costs, are included in cash and cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions.

  Investments

     Investments consist of high quality debt securities with original maturity dates greater than ninety days. In accordance with Statement of Financial Accounting Standard ("SFAS") No. 115, "Accounting for

                            REMARQ COMMUNITIES INC.

Certain Investments in Debt and Equity Securities," the Company's investments are classified as available-for-sale and, at the balance sheet date, are reported at fair value, with the unrealized gains and losses, net of related taxes, reported as a component of Other Comprehensive Income (Loss). The cost of these investments at December 31, 1999 was $490,183. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

  Advertising Expense

     Internet advertising is expensed as incurred. Advertising expense for the years ended December 31, 1997, 1998 and 1999 was $98,987, $802,729 and
$1,483,658, respectively.

  Fair Value of Financial Instruments

     The Company's financial instruments, including cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

  Concentration of Credit Risk

     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company's accounts receivable are derived from revenue earned from customers located in the U.S. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

     No customers accounted for 10% or more of revenues in 1997, one customer accounted for 11% of revenues in 1998 and no customer accounted for 10% or more of revenues in 1999. At December 31, 1999, one customer accounted for 15% of the total outstanding receivables.

  Website Development Costs

     The Company accounts for website development costs in accordance with AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Website development costs consist of internal and external costs incurred to purchase and implement the website software and significant enhancements used in the Company's business. These costs are capitalized and amortized using the straight-line method over the estimated useful life of the asset. Amortization expense for the year ended December 31, 1999 was not significant.

     Internal and external costs of developing website contents are expensed as incurred and included in product, content and product development expense in the accompanying consolidated statements of operations.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, three years, or the lease term of the respective assets.

  Impairment of Long-Lived Assets

     The Company evaluates the recoverability of long-lived assets in accordance with Statement of Financial Accounting Standards No. ("SFAS") 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. SFAS No. 121 requires recognition of impairment of long-lived assets in

                            REMARQ COMMUNITIES INC.

the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

  Stock Split

     In February and May 1998, the Board of Directors authorized a three-and-a-half-for-one and a one for four share split of the Company's Common stock, respectively. All references in the financial statements to the number of shares and per share amounts of the Company's Common Stock and Preferred Stock have been retroactively restated to reflect the decreased number of Common Stock.

  Stock-Based Compensation

     The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's common stock and the exercise price. SFAS No. 123 defines a "fair value" based method of accounting for an employee stock option or similar equity investment. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services."

  Income Taxes

     Income taxes are accounted for using an asset and liability approach, which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence are not expected to be realized.

  Comprehensive Income

     Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its component in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any significant transactions that are required to be reported in comprehensive income.

  Reclassifications

     Certain reclassifications have been made to the prior year financial statements to conform to the current period presentation.

  Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standard Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In July 1999, the FASB issued SFAS No. 137, "Accounting for Derivative

                            REMARQ COMMUNITIES INC.

Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 deferred the effective date of SFAS No. 133 until fiscal years beginning after June 15, 2000. The Company will adopt SFAS No. 133 during its year ending June 30, 2001. To date, the Company has not engaged in derivative or hedging activities.

NOTE 2 -- SUPPLEMENTAL CASH FLOW INFORMATION

                                                           YEARS ENDED DECEMBER 31,
                                                      ----------------------------------
                                                        1997        1998         1999
                                                      --------   ----------   ----------
Supplemental cash flow information:
  Cash paid for interest............................  $ 18,693   $   29,059   $  706,669
                                                      ========   ==========   ==========
Supplemental noncash investing and financing
  activity:
  Issuance of Common Stock in exchange for notes
     receivable.....................................  $     --   $  557,934   $   63,000
                                                      ========   ==========   ==========
  Property and equipment acquired under capital
     leases.........................................  $162,522   $1,897,973   $3,214,332
                                                      ========   ==========   ==========
  Issuance of warrants for borrowings...............  $     --   $       --   $  472,420
                                                      ========   ==========   ==========

NOTE 3 -- BALANCE SHEET COMPONENTS

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1999
                                                              --------    --------
Accounts receivable, net:
  Accounts receivable.......................................  $368,384    $826,972
  Less: Allowance for doubtful accounts.....................   (37,282)    (93,887)
                                                              --------    --------
                                                              $331,102    $733,085
                                                              ========    ========

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1999
                                                              --------    --------
Prepaid expenses and other current assets:
  Prepaid rent..............................................  $ 59,819    $     --
  Prepaid insurance.........................................    33,501      60,426
  Prepaid equipment lease...................................    84,551     211,012
  Prepaid advertising.......................................    12,445      66,060
  Prepaid other.............................................    75,304     218,072
                                                              --------    --------
                                                              $265,620    $555,570
                                                              ========    ========

                                                                   DECEMBER 31,
                                                             -------------------------
                                                                1998          1999
                                                             ----------    -----------
Property and equipment, net:
  Computer equipment.......................................  $3,586,505    $ 8,067,576
  Furniture and fixtures...................................     163,609        394,758
  Leasehold improvements...................................      69,841         70,817
  Software.................................................     168,909        621,209
  Vehicles.................................................      22,975         22,975
                                                             ----------    -----------
                                                              4,011,839      9,177,335
  Less: Accumulated depreciation and amortization..........    (585,016)    (2,646,429)
                                                             ----------    -----------
                                                             $3,426,823    $ 6,530,906
                                                             ==========    ===========

                            REMARQ COMMUNITIES INC.

     Property and equipment includes $2,076,395 and $5,290,663 of computer equipment under capital leases at December 31, 1998 and 1999, respectively. Accumulated amortization of assets under capital leases totaled $228,834 and $811,036 at December 31, 1998 and 1999, respectively. At December 31, 1999, the Company had $847,178 of property and equipment which was not being utilized.

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1999
                                                              --------    --------
Accrued liabilities:
  Payroll and related expenses..............................  $252,357    $414,816
  Vacation..................................................    66,100     230,288
  Professional services.....................................        --     165,721
  Other.....................................................    76,238     160,964
                                                              --------    --------
                                                              $394,695    $971,789
                                                              ========    ========

NOTE 4 -- INCOME TAXES

     No provision for federal or state income tax was recorded for the year ended December 31, 1999 as the Company incurred a net operating loss during this period.

     Deferred tax assets and liabilities consist of the following:

                                                                   DECEMBER 31,
                                                            --------------------------
                                                               1998           1999
                                                            -----------    -----------
Deferred tax assets:
  Net operating loss carryforwards........................  $ 1,622,100    $ 5,851,953
  Accruals and reserves...................................       44,431        145,228
  Deferred revenue........................................      274,520        336,713
  Stock compensation......................................           --        269,976
  Other...................................................           --          2,348
                                                            -----------    -----------
                                                              1,941,051      6,606,218
                                                            -----------    -----------
Deferred tax liabilities:
  Depreciation............................................     (166,659)      (110,678)
                                                            -----------    -----------
  Net deferred tax assets.................................    1,774,392      6,495,540
  Less: Valuation allowance...............................   (1,774,392)    (6,495,540)
                                                            -----------    -----------
                                                            $        --    $        --
                                                            ===========    ===========

     Management believes that it is more likely than not that the deferred tax assets will not be utilized, such that a full valuation allowance has been recorded.

     At December 31, 1999, the Company had approximately $14,789,000 of federal and $7,377,376 of state net operating loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2018 and 2003, respectively. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

     The Company elected to be treated as an S corporation for federal and California income tax purposes in 1997. As a result, minimal income taxes were payable at the corporate level. Rather, the Company's shareholders included their respective portions of the Company's taxable income in their individual income tax returns. On May 21, 1998, the Company became subject to the C corporation provisions of the Internal Revenue Code.

                            REMARQ COMMUNITIES INC.

NOTE 5 -- BORROWINGS

  Line of Credit

     In October 1998, the Company entered into a line of credit agreement with a Bank, which provides for equipment advances, made only on or prior to April 26, 1999, subsequently extended until July 25, 1999, of up to $1,000,000. Interest on borrowings is set at the bank's prime rate, plus 0.5%. At December 31, 1999, the prime rate was 8.5%. The agreement requires repayments in 30 equal monthly installments of principal plus interest, commencing on May 26, 1999. The total draw down on the line of credit at December 31, 1999, was $853,986.

     The amendment requires advances to be repaid in 34 equal monthly installments of principal plus interest, commencing July 25, 1999. The assets of the Company are pledged as collateral for the line of credit. Under the line of credit, the Company is required to maintain certain financial covenants.

  Equipment Lease Line

     At December 31, 1998 and December 31, 1999, the Company had $1,761,678 and $3,821,795, respectively, outstanding and due under an equipment lease financing line with a leasing company. The equipment lease line provides for borrowings of up to $5,500,000 which are collateralized by the assets of the Company. The financing line expired on December 31, 1999 and charges interest at a rate of 10.75% per annum. Under the line of credit, the Company is required to maintain certain financial covenants.

  Notes Payable and Subordinated Loan and Security Agreement

     On January 19, 1999, the Company entered into a subordinated loan and security agreement with a leasing company to make available loans up to an aggregate principal amount of $4,000,000. The loan is available in minimum advances of $1,000,000 with each advance to be evidenced by a Note bearing interest at 11.5% per annum. At December 31, 1999 the loan balance was $4,000,000. The agreement requires that each Note shall be payable in 18 monthly installments of interest only, followed by 24 equal monthly installments of principal and interest. The assets of the Company are pledged as collateral for the loan agreement. Under the agreement, the Company is required to maintain certain financial covenants.

     In connection with the subordinated loan agreement described above, the Company issued a warrant to purchase 147,058 shares of Series B Preferred Stock at $6.80 per share. The warrant is outstanding at December 31, 1999 and expires upon the earliest of (1) ten years from March 25, 1999; (2) the closing of an Initial Public Offering; or (3) a merger event of acquisition of borrower; provided that in the case (2) or (3) lender receives at least thirty (30) days prior notice of such transactions (in order to exercise the purchase option if it so chooses). The Company estimated the fair value associated with these warrants at the date of issuance was approximately $472,420 which was recorded as a discount to the loan and is being amortized as interest expense over the term of the subordinated note.

                            REMARQ COMMUNITIES INC.

     Notes payable and subordinated loan consist of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                1998          1999
                                                              ---------    ----------
11.5% subordinate promissory note; interest payable in 18
  monthly installments, followed by 24 installments of
  interest and principal; matures January 1, 2003;
  collateralized by certain assets..........................  $      --    $4,000,000
10.75% promissory note; interest payable in 36 monthly
  installments matures November 1, 2001, collateralized by
  certain fixed assets......................................    478,744       350,767
                                                              ---------    ----------
Less: Unamortized discount..................................    478,744     4,350,767
Less: Current portion.......................................         --      (393,684)
                                                               (127,475)     (271,529)
                                                              ---------    ----------
                                                              $ 351,269    $3,685,554
                                                              =========    ==========

     Under the notes payable agreement, the Company is required to maintain certain financial covenants. Principal payments under notes payable and line of credit borrowings are as follows:

                        YEARS ENDING
                        DECEMBER 31,
                        ------------
  2000......................................................  $  750,443
  2001......................................................   2,356,567
  2002......................................................   2,004,951
  2003......................................................      92,792
                                                              ----------
                                                               5,204,753
Less: Unamortized discount..................................    (393,684)
                                                              ----------
                                                              $4,811,069
                                                              ==========

     At December 31, 1999, the Company was in compliance with all financial covenants.

NOTE 6 -- COMMITMENTS

  Leases

     The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through November 2001. Rent expense for the years ended December 31, 1997, 1998 and 1999 was $104,951, $359,855 and $554,203, respectively. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

                            REMARQ COMMUNITIES INC.

     Future minimum lease payments under noncancelable operating and capital leases, including lease commitments entered into subsequent to December 31, 1999 and future minimum sublease rental receipts under noncancelable operating leases are as follows:

                    YEARS ENDED                        CAPITAL      OPERATING
                   DECEMBER 31,                        LEASES         LEASES
                   ------------                      -----------    ----------
2000...............................................  $ 2,021,415    $  417,808
2001...............................................    1,838,305       162,066
2002...............................................      483,454       169,517
2003...............................................           --       143,405
2004...............................................           --       147,203
Thereafter.........................................           --       154,682
                                                     -----------    ----------
Total minimum lease payments and sublease income...    4,343,174    $1,194,681
                                                                    ==========
Less: Amount representing interest.................     (474,134)
                                                     -----------
Present value of capital lease obligations.........    3,869,040
Less: Current portion..............................   (1,693,916)
                                                     -----------
  Long-term portion of capital lease obligations...  $ 2,175,124
                                                     ===========

NOTE 7 -- CONVERTIBLE PREFERRED STOCK

     Convertible Preferred Stock at December 31, 1999 consists of the following:

                                                                        PROCEEDS
                                     SHARE                               NET OF
                           -------------------------    LIQUIDATION     ISSUANCE
         SERIES            AUTHORIZED    OUTSTANDING      AMOUNT          COSTS
         ------            ----------    -----------    -----------    -----------
A........................  3,400,000      3,131,354     $ 4,164,701    $ 4,159,700
B........................  2,500,000      2,352,941      19,999,999     19,953,737
                           ---------      ---------     -----------    -----------
                           5,900,000      5,484,295     $24,164,700    $24,113,437
                           =========      =========     ===========    ===========

     The holders of Preferred Stock have various rights and preferences as follows:

  Voting

     Each share of Series A and Series B Preferred Stock have voting rights equal to an equivalent number of shares of Common Stock into which it is convertible and votes together as one class with the Common Stock.

     As long as any shares of Convertible Preferred Stock remain outstanding, the Company must obtain approval from a majority of the holders of Convertible Preferred Stock in order to alter the Articles of Incorporation as related to Convertible Preferred Stock or change the authorized number of shares of Convertible Preferred Stock. As long as at least 1,000,000 shares of Convertible Preferred Stock remain outstanding, the Company must obtain approval from a majority of the holders of Convertible Preferred Stock in order to repurchase any shares of Common Stock other than shares subject to the right of repurchase by the Company, change the authorized number of Directors, authorize a dividend for any class or series other than Convertible Preferred Stock, create a new class of stock or effect a merger, consolidation or sale of assets where the existing shareholders retain less than 50% of the voting stock of the surviving entity.

  Dividends

     Holders of Series A and Series B Convertible Preferred Stock are entitled to receive noncumulative dividends at the per annum rate of $0.1064 and $0.68 per share, respectively, when and if declared by the Board of Directors. The holders of Series A and Series B Convertible Preferred Stock will also be entitled to

                            REMARQ COMMUNITIES INC.

participate in dividends on Common Stock, when and if declared by the Board of Directors, based on the number of shares of Common Stock held on an as-if converted basis. No dividends on Convertible Preferred Stock or Common Stock have been declared by the Board from inception through December 31, 1999.

  Liquidation

     In the event of any liquidation, dissolution or winding up of the Company, including a merger, acquisition or sale of assets where the beneficial owners of the Company's Common Stock and Convertible Preferred Stock own less than 51% of the resulting voting power of the surviving entity, the holders of Series A and Series B Convertible Preferred Stock are entitled to receive an amount of $1.33 and $8.50 per share, respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Common Stock. The remaining assets, if any, shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each. Should the Company's legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed ratably among the holders of the Series A and Series B Preferred Stock in proportion to the preferential amount each such holder would have otherwise been entitled to receive.

  Conversion

     Each share of Series A and Series B Convertible Preferred Stock is convertible, at the option of the holder, according to a conversion ratio, subject to adjustment for dilution. Each share of Series A and Series B Convertible Preferred Stock automatically converts into the number of shares of Common Stock into which such shares are convertible at the then effective conversion ratio upon: (1) the closing of a public offering of Common Stock at a per share price of at least $8.50 per share with gross proceeds of at least $12,000,000, or (2) the consent of the holders of the majority of Convertible Preferred Stock.

     At December 31, 1999, the Company reserved 5,484,295 shares of Common Stock for the conversion of Series A and Series B Convertible Preferred Stock, respectively.

NOTE 8 -- COMMON STOCK

     The Company's Articles of Incorporation, as amended, authorize the Company to issue 15,000,000 shares of $0.001 par value Common Stock. A portion of the shares sold are subject to a right of repurchase by the Company subject to vesting, which is generally over a four year period from the earlier of grant date or employee hire date, as applicable, until vesting is complete. At December 31, 1999, there were 1,173,998 shares subject to repurchase.

     Certain shares were issued in exchange for notes receivable, which are full recourse and additionally collateralized by the underlying shares of common stock. These notes receivable have been reported as a reduction of stockholder's equity.

NOTE 9 -- STOCK OPTION PLANS

     In May, 1998, the Company adopted the 1998 Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Company employees and consultants. The Company has reserved 3,268,646 shares of Common Stock for issuance under the Plan.

     Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated

                            REMARQ COMMUNITIES INC.

fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Options are exercisable immediately subject to repurchase options held by the Company which lapse over a maximum period of five years at such times and under such conditions as determined by the Board of Directors. To date, options granted generally vest over four years.

     During the period from January 1, 1999 through December 31, 1999, the Company recorded $6,719,619 of deferred stock compensation in accordance with APB 25, SFAS 123 and Emerging Issues Task Force 96-18, related to options granted to consultants and employees. Stock compensation expense is being recognized over the vesting periods of the related options, generally four years. The Company recognized stock compensation expense of $719,363 for the twelve months ended December 31, 1999.

     If the stock-based compensation for the year ended December 31, 1999 had been allocated across the relevant functional expense categories within operating expenses, it would be allocated as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
Cost of service revenues....................................    $ 20,278
Cost of advertising revenues................................      16,990
Research and development....................................     267,584
Sales and marketing.........................................     218,644
General and administrative..................................     195,867
                                                                --------
                                                                $719,363
                                                                ========

                                                                            WEIGHTED
                                                                            AVERAGE
                                                                SHARES       PRICE
                                                              ----------    --------
Options outstanding at January 1, 1998......................          --     $  --
  Options granted...........................................   1,651,850     $0.22
  Options exercised.........................................  (1,429,650)    $0.18
  Options canceled..........................................     (37,000)    $0.38
                                                              ----------
  Outstanding at December 31, 1998..........................     185,200     $0.54
  Options granted...........................................     783,850     $1.32
  Options exercised.........................................    (190,575)    $0.98
  Options canceled..........................................    (175,325)    $0.96
                                                              ----------
  Outstanding at December 31, 1999..........................     603,150     $1.29
                                                              ==========
  Options exercisable at December 31, 1998..................     185,200     $0.54
                                                              ==========
  Options exercisable at December 31, 1999..................     603,150     $1.29
                                                              ==========

                    OPTIONS OUTSTANDING AT DECEMBER 31, 1999            OPTIONS EXERCISABLE AT
                -------------------------------------------------         DECEMBER 31, 1999
  RANGE OF                    WEIGHTED AVERAGE                      ------------------------------
  EXERCISE        NUMBER         REMAINING       WEIGHTED AVERAGE     NUMBER      WEIGHTED AVERAGE
    PRICE       OUTSTANDING   CONTRACTUAL LIFE    EXERCISE PRICE    OUTSTANDING    EXERCISE PRICE
  --------      -----------   ----------------   ----------------   -----------   ----------------
$0.00 - $0.50..    23,200           8.69              $0.48            23,200          $0.48
$0.51 - $1.05..   119,750           9.01              $0.94           119,750          $0.94
$1.06 - $1.55..   356,400           9.51              $1.35           356,400          $1.35
$1.56 - $1.75..   103,800           9.88              $1.69           103,800          $1.69
                  -------                                             -------
                  603,150                                             603,150
                  =======                                             =======

                            REMARQ COMMUNITIES INC.

  Fair Value Disclosures

     The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock Based Compensation." Accordingly, no compensation expense has been recognized for the Plan. Had the Company recorded compensation expense based on the estimated grant-date fair value, as defined by SFAS 123, for awards granted under the Plan, there would have been no material effect on the Company's net loss for the period ended December 31, 1998 or 1999.

     The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes pricing method with the following assumptions: dividend yield at 0%; weighted average expected option term of five years and risk free interest rate of between 4.9% and 5.6% for the years ended December 31, 1998 and 4.5% and 6.3% 1999. The weighted average fair value of options granted during 1998 and 1999 was $0.39 and $10.62.

NOTE 10 -- SUBSEQUENT EVENTS

  Acquisition

     On January 28, 2000, the Company signed a definitive agreement to be acquired by Critical Path, Inc. The closing of this transaction is contingent upon, among other conditions, approval by the companies' shareholders and approval by regulatory agencies.

     On March 16, 2000, a leasing company exercised its warrant for 147,058 shares of Series B preferred stock at a price of $6.80 per share in exchange for the forgiveness of a $1.0 million loan.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 23.1      Consent of PricewaterhouseCoopers LLP, Independent
           Accountants.
 23.2      Consent of Arthur Andersen LLP, Independent Accountants.
           (Incorporated by reference to Exhibit 23.2 to the
           Registrant's Current Report on Form 8-K (File No.
           000-25331))
 99.1      Text of Press release dated March 9, 2000, regarding the
           completion of the acquisition of The docSpace Company.
           (Incorporated by reference to Exhibit 99.1 to the
           Registrant's Current Report on Form 8-K (File No.
           000-25331))